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                                                                    EXHIBIT 99.1




                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                              PANTHERS HOCKEY LLLP

                                       AND

                               BOCA RESORTS, INC.,
                       FLORIDA PANTHERS HOCKEY CLUB, INC.,
                         ARENA OPERATING COMPANY, INC.,
                         ARENA DEVELOPMENT COMPANY, INC.

                            DATED AS OF JUNE 5, 2001


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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS.............................................................................................2

   1.1    DEFINITIONS.............................................................................................2

ARTICLE II  PURCHASE AND SALE....................................................................................13

   2.1    EQUITY INTERESTS.......................................................................................13
   2.2    PURCHASE PRICE.........................................................................................13
   2.3    PAYMENT................................................................................................13
   2.4    WORKING CAPITAL ADJUSTMENT.............................................................................14
   2.5    CLOSING DATE FINANCIAL STATEMENTS AND WORKING CAPITAL SCHEDULE.........................................15
   2.6    DEPOSIT................................................................................................17
   2.7    PANTHERS AHL AND LOUISVILLE JOINT VENTURE..............................................................17

ARTICLE III CLOSING..............................................................................................18

   3.1    CLOSING................................................................................................18
   3.2    CLOSING DELIVERIES BY SELLER...........................................................................18
   3.3    CLOSING DELIVERIES BY PURCHASER........................................................................19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................19

   4.1    GENERAL CORPORATE AND PARTNERSHIP MATTERS..............................................................19
   4.2    OWNERSHIP OF THE PURCHASED ENTITIES....................................................................21
   4.3    FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; DISTRIBUTIONS...........................................25
   4.4    LITIGATION.............................................................................................26
   4.5    ABSENCE OF CHANGES.....................................................................................26
   4.6    EMPLOYEE BENEFITS......................................................................................28
   4.7    LABOR AND EMPLOYMENT MATTERS...........................................................................29
   4.8    INTELLECTUAL PROPERTY..................................................................................30
   4.9    ENVIRONMENTAL COMPLIANCE...............................................................................30
   4.10   INSURANCE..............................................................................................31
   4.11   TAX MATTERS............................................................................................32
   4.12   COMPLIANCE WITH ORGANIZATIONAL DOCUMENTS AND APPLICABLE LAWS...........................................34
   4.13   CONTRACTS..............................................................................................34
   4.14   TITLE TO ASSETS........................................................................................35
   4.15   OWNED REAL PROPERTY....................................................................................35
   4.16   LICENSED REAL PROPERTY.................................................................................35
   4.17   UTILITIES..............................................................................................36
   4.18   PERMITS................................................................................................36
   4.19   BANK ACCOUNTS..........................................................................................37

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................37

   5.1    EXISTENCE AND POWER....................................................................................37
   5.2    CORPORATE POWER; AUTHORIZATION; NO CONTRAVENTION; CONSENTS.............................................37
   5.3    BINDING EFFECT.........................................................................................38
   5.4    GOVERNMENTAL AUTHORIZATION.............................................................................38
   5.5    INVESTMENT REPRESENTATIONS.............................................................................38
   5.6    ADVISORY FEES..........................................................................................38
   5.7    LITIGATION.............................................................................................39
   5.8    FINANCIAL MATTERS......................................................................................39
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ARTICLE VI COVENANTS OF SELLERS..................................................................................39

   6.1    COMPLIANCE WITH CONTRACTS AND APPLICABLE LAW...........................................................39
   6.2    CONDUCT OF BUSINESS PRIOR TO CLOSING...................................................................39
   6.3    PRESERVATION OF BUSINESS AND ASSETS....................................................................41
   6.4    MAINTENANCE OF INSURANCE COVERAGE AND CERTAIN POLICIES.................................................41
   6.5    CURRENT INFORMATION....................................................................................42
   6.6    CONSENTS AND APPROVALS.................................................................................42
   6.7    ADMINISTRATION OF ACCOUNTS.............................................................................42
   6.8    ICE VENTURES LLC.......................................................................................42
   6.9    ADVISORY FEES..........................................................................................42

ARTICLE VII OTHER COVENANTS OF THE PARTIES.......................................................................42

   7.1    CERTAIN FILINGS........................................................................................42
   7.2    FURTHER ASSURANCES.....................................................................................43
   7.3    LIMITATIONS ON REQUIRED ACTIONS........................................................................43
   7.4    PUBLICITY..............................................................................................43
   7.5    CONFIDENTIALITY........................................................................................43
   7.6    COSTS AND EXPENSES.....................................................................................44
   7.7    TAXES..................................................................................................44
   7.8    NOTICE.................................................................................................48
   7.9    401(K) PLAN............................................................................................48
   7.10   RELEASE FROM SURETY BOND OBLIGATIONS...................................................................48

ARTICLE VIII CONDITIONS TO CLOSING...............................................................................49

   8.1    CONDITIONS TO OBLIGATIONS OF PURCHASER.................................................................49
   8.2    CONDITIONS TO OBLIGATIONS OF SELLERS...................................................................50

ARTICLE IX TERMINATION...........................................................................................51

   9.1    MUTUAL AGREEMENT.......................................................................................51
   9.2    DEFAULT BY SELLERS.....................................................................................51
   9.3    DEFAULT BY PURCHASER...................................................................................52
   9.4    FAILURE TO CLOSE.......................................................................................52
   9.5    EFFECT OF TERMINATION..................................................................................52
   9.6    PARTNERS GUARANTEES....................................................................................52

ARTICLE X SURVIVAL AND INDEMNIFICATION...........................................................................52

   10.1   SURVIVAL...............................................................................................52
   10.2   GENERAL INDEMNIFICATION................................................................................53
   10.3   INSURANCE..............................................................................................55
   10.4   EQUITABLE REMEDIES.....................................................................................55
   10.5   INTEREST ON LOSSES.....................................................................................56

ARTICLE XI MISCELLANEOUS.........................................................................................56

   11.1   NOTICES................................................................................................56
   11.2   AMENDMENTS; NO WAIVERS.................................................................................57
   11.3   SUCCESSORS; ASSIGNMENT.................................................................................57
   11.4   GOVERNING LAW..........................................................................................57
   11.5   COUNTERPARTS; EFFECTIVENESS............................................................................57
   11.6   ENTIRE AGREEMENT.......................................................................................57
   11.7   CAPTIONS...............................................................................................58


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   11.8   SEVERABILITY...........................................................................................58
   11.9   CONSTRUCTION...........................................................................................58
   11.10  CUMULATIVE REMEDIES....................................................................................58
   11.11  NO THIRD PARTY BENEFICIARIES...........................................................................58
   11.12  CONTRACTS AND WAIVERS..................................................................................58


Exhibit A - Form of Note
Exhibit B - Form of Escrow Agreement
Exhibit C - Form of Partner Guarantee
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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made as of June 5, 2001 (the "EFFECTIVE DATE"), by and among PANTHERS HOCKEY LLLP, a Florida limited liability limited partnership ("PURCHASER"), BOCA RESORTS, INC., a Delaware corporation ("BOCA"), FLORIDA PANTHERS HOCKEY CLUB, INC., a Florida corporation ("HOCKEY CLUB INC."), ARENA OPERATING COMPANY, INC., a Florida corporation ("ARENA OPERATING INC."), and ARENA DEVELOPMENT COMPANY, INC., a Florida corporation ("ARENA DEVELOPMENT INC.") (Boca, Hockey Club Inc., Arena Operating Inc. and Arena Development Inc. are collectively referred to herein as the "SELLERS" and individually as a "SELLER").

                                    RECITALS

         A. Boca owns all of the issued and outstanding capital stock of Hockey Club Inc., Arena Operating Inc., Arena Development Inc., Florida Panthers Ice Ventures, Inc., a Florida corporation ("ICE VENTURES") and Florida Panthers Hockey Club Enterprises, Inc., a Florida corporation ("ENTERPRISES").

         B. Boca owns a 99% limited partnership interest in Florida Panthers Hockey Club, Ltd., a Florida limited partnership ("HOCKEY CLUB LTD."), and Hockey Club Inc. owns a 1% general partnership interest in Hockey Club Ltd. Hockey Club Ltd. owns and operates the professional hockey team known as the "Florida Panthers" ("PANTHERS") and holds a franchise and membership in the National Hockey League ("NHL").

         C. Hockey Club Ltd. owns a 99% limited partnership interest in each of Arena Operating Company, Ltd., a Florida limited partnership ("ARENA OPERATING LTD.") and Arena Development Company, Ltd., a Florida limited partnership ("ARENA DEVELOPMENT LTD."). Arena Operating Inc. owns a 1% general partnership interest in Arena Operating Ltd., and Arena Development Inc. owns a 1% general partnership interest in Arena Development Ltd. Arena Operating Ltd. is the operator of, and Hockey Club Ltd. is a licensee of, the National Car Rental Center ("NCRC"), a multi-purpose entertainment complex in Broward County, Florida.

         D. Hockey Club Ltd., together with Enterprises, owns all of the issued and outstanding capital stock of Florida Panthers Enterprises Company, a Nova Scotia corporation ("ENTERPRISES NOVA SCOTIA"). Hockey Club Inc. owned all of the issued and outstanding capital stock of Panthers AHL Hockey Corp., a Florida corporation ("PANTHERS AHL"), which owns a 25% general partnership interest in Louisville Joint Venture, a joint venture organized under the laws of Michigan ("LOUISVILLE JOINT VENTURE"), and has sold its entire interest in Panthers AHL prior to the date of this Agreement.

         E. Ice Ventures is the licensee and operator of a public ice skating and recreation facility located at 3299 Sportsplex Drive, Coral Springs, Florida ("INCREDIBLE ICE").

         F. Prior to consummating the transactions contemplated herein, Sellers shall cause Ice Ventures to be merged with and into a Florida limited liability company to be formed by Boca ("ICE VENTURES LLC"), with Ice Ventures LLC as the surviving entity in such merger.

         G. Sellers desire to sell, assign and convey to Purchaser, and Purchaser desires to purchase and acquire from Sellers, (i) all of the limited partnership interests in Hockey Club Ltd., (ii) all of the general partnership interests in Hockey Club Ltd., Arena Development Ltd., and Arena Operating Ltd.,
(iii) all of the membership interests in Ice Ventures LLC and (iv) all of the issued and outstanding capital stock of Enterprises.



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         H. By virtue of the transactions contemplated herein, Purchaser shall directly or indirectly own (i) 100% of the general and limited partnership interests in Hockey Club Ltd., Arena Development Ltd., and Arena Operating Ltd.,
(ii) 100% of the membership interests in Ice Ventures LLC and (iii) 100% of the issued and outstanding capital stock of Enterprises and Enterprises Nova Scotia.

         NOW, THEREFORE, in consideration of the foregoing recitals, and the representations, warranties, covenants and agreements hereinafter set forth, the parties agree as follows, with the intent to be legally bound:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

                  "ADJUSTED WORKING CAPITAL ASSETS" means (a) the aggregate current assets (determined in accordance with GAAP) of the Purchased Entities, which shall include only $454,810 for Net Renewal/Replacement Obligation and $600,833 for net prepaid signing bonuses, less (b) the sum of the following items if and to the extent carried as assets of the Purchased Entities as of the Closing Date: (i) amounts due to the Purchased Entities from Boca and its Affiliates (other than the Purchased Entities); (ii) any receivable amounts in respect of Louisville Joint Venture; and (iii) investment in Louisville Joint Venture and any other assets in respect of Panthers AHL and Louisville Joint Venture. In the event that this definition shall conflict with the determination of Adjusted Working Capital Assets as shown on the Preliminary and Closing Date Working Capital Schedule, the conflict shall be resolved by reference to the Working Capital Schedule, which shall control.

                  "ADJUSTED WORKING CAPITAL LIABILITIES" means (a) the aggregate current liabilities of the Purchased Entities (determined in accordance with GAAP), plus (b) the sum of the following items to the extent not recorded in (a) above: (i) deferred compensation; (ii) amounts payable to or in respect of former employees of the Purchased Entities and to or in respect of players not on the roster of the Panthers as of the Closing Date; (iii) amounts payable to or in respect of employees of the Purchased Entities and to or in respect of players on the roster of the Panthers as of the Closing Date, but relating to a period of time prior to Closing, such as arbitration amounts (iv) amounts payable to non-player personnel in respect of positions with the Purchased Entities previously held by such personnel; (v) deferred revenue of any description, including but not limited to (A) deferred revenue - sponsorships,
(B) deferred revenue - suites, (C) deferred revenue - tickets, (D) deferred revenue - broadcasting, (E) deferred revenue - parking, and (F) deferred revenue
- promotions; (vi) suite security deposits; and (vii) accrued interest and penalties on any of the above, plus (c) the sum of the following items if and to the extent carried as liabilities of the Purchased Entities as of the Closing
Date: (i) debt of the Purchased Entities and amounts payable to Boca and its Affiliates (other than the Purchased Entities); and (ii) all liabilities to or in respect of Panthers AHL and Louisville Joint Venture. In the event that this definition shall conflict with the determination of Adjusted Working Capital Liabilities as shown on the Preliminary and Closing Date Working Capital Schedule, the conflict shall be resolved by reference to the Working Capital Schedule, which shall control.

                  "ADJUSTMENT THRESHOLD" has the meaning set forth in SECTION 2.4(A)(I).

                  "AFFECTED PARTY" has the meaning set forth in SECTION 7.5(C)(III).

                  "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person. "CONTROL" for purposes of this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership or voting securities, by contract or otherwise. When used with reference to any natural Person, the term "AFFILIATE" also includes (i) such



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Person's spouse, and (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity. In determining whether any Person is an Affiliate of another, no Person shall be deemed to control, directly or indirectly, any Person whose capital stock or other equity securities are registered under the Securities Act of 1933, as amended, and are traded on a national securities exchange.

                  "AGREEMENT" means this Purchase and Sale Agreement and all Exhibits and Schedules attached hereto.

                  "ALLOCATION SCHEDULE" has the meaning set forth in SECTION 7.7(J).

                  "APPLICABLE LAW" means, with respect to any Person, any current domestic or foreign, federal, state or local statute, law, common law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Controlled Affiliates or any of their respective properties, assets, managers, partners, officers, directors, employees, consultants or agents (in connection with such manager's, partner's, officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Controlled Affiliates).

                  "ARENA DEVELOPMENT INC." has the meaning set forth in the introductory paragraph of this Agreement.

                  "ARENA DEVELOPMENT LTD." has the meaning set forth in Recital C of this Agreement.

                  "ARENA OPERATING INC." has the meaning set forth in introductory paragraph of this Agreement.

                  "ARENA OPERATING LTD." has the meaning set forth in Recital C of this Agreement.

                  "ASSETS" means, with respect to any Person, all of such Person's assets, properties, business, goodwill and interests and rights of every kind and description, real and personal, tangible and intangible, wherever situated.

                  "AUDITORS" means Arthur Andersen LLP.

                  "AUDIT REPORT" means the results of the Working Capital Audit prepared and delivered in accordance with SECTION 2.5(B).

                  "BALANCE SHEET DATE" means April 30, 2001.

                  "BOCA" has the meaning set forth in the introductory paragraph of this Agreement.

                  "BUSINESS ASSETS" has the meaning set forth in SECTION
4.14(A).

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Fort Lauderdale, Florida are authorized or required by law to close.

                  "CHASE LOAN AGREEMENT" means the Amended and Restated Loan and Security Agreement between Hockey Club Ltd. and The Chase Manhattan Bank, and The Chase Manhattan Bank, as administrative agent, dated as of December 1, 1997



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and the First Amendment to Amended and Restated Loan and Security Agreement
dated April 27, 2000 between Hockey Club Ltd. and The Chase Manhattan Bank.

                  "CLOSING" has the meaning set forth in SECTION 3.1.

                  "CLOSING DATE" has the meaning set forth in SECTION 3.1.

                  "CLOSING DATE FINANCIAL STATEMENTS" has the meaning set forth in SECTION 2.5(A)(II).

                  "CLOSING DATE WORKING CAPITAL SCHEDULE" has the meaning set forth in SECTION 2.5(A)(II).

                  "CLOSING WORKING CAPITAL AMOUNT" has the meaning set forth in
SECTION 2.4.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONFIDENTIAL INFORMATION" has the meaning set forth in
SECTION 7.5(A).

                  "CONTRACT" means with respect to any Person, any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement or undertaking that is binding on such Person or its business or Assets under Applicable Law that involves aggregate payments of at least $25,000 to or from such Person or that involve or require performance by such Person over a period of one year or longer.

                  "CONTROLLED AFFILIATE" means, with respect to any Person, an Affiliate of such Person that such Person Controls (as defined in the definition of Affiliate).

                  "CORPORATE ENTITY" has the meaning set forth in SECTION 4.11(A)(V).

                  "DEPOSIT ESCROW ACCOUNT" has the meaning set forth in SECTION 2.6.

                  "DISCLOSING PARTY" has the meaning set forth in SECTION 7.5(C)(III).

                  "DISCLOSURE SCHEDULE" has the meaning set forth in the introductory paragraph of Article IV.

                  "DROP DEAD DATE" has the meaning set forth in SECTION 3.1(B).

                  "EFFECTIVE DATE" has the meaning set forth in the introductory paragraph of this Agreement.

                  "EMPLOYEE PLAN" means any plan, contract, commitment, program, policy, arrangement or practice maintained or contributed to by a Person and providing benefits to any current or former employee, director or agent of the Person, or any spouse or dependent of such beneficiary, including, without limitation, (1) any ERISA Plan, (2) any Multiemployer Plan, (3) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA), (4) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock, other stock-based pension, retainer, consulting, employment, retirement, severance, welfare or incentive plan, contract, commitment, program, policy, arrangement or practice and (5) any plan, contract, commitment, program, policy, arrangement or practice providing for "fringe benefits" or perquisites, including, without limitation,



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benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical or sick leave and medical, dental, hospitalization, life insurance and other types of insurance.

                  "EMPLOYEE PLAN EVENT" means any of the following:

                           (i) "reportable event" (within the meaning of Section
4043 of ERISA) with respect to any ERISA Plan for which the requirement of notice to the PBGC has not been waived by regulation;

                           (ii) the failure to meet the minimum funding standard
of Section 412 of the Code with respect to any ERISA Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any ERISA Plan or the failure to make any required contribution to a Multiemployer Plan;

                           (iii) the provision by the administrator of any ERISA
Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA;

                           (iv) the withdrawal from any ERISA Plan during a plan
year by a "substantial employer" as defined in Section 4001(a)(2) of ERISA resulting in liability pursuant to Section 4062(e) or Section 4063 of ERISA;

                           (v) the institution by the PBGC of proceedings to
terminate any ERISA Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan;

                           (vi) the imposition of liability pursuant to Sections
4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

                           (vii) the withdrawal in a complete or partial
withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA;

                           (viii) the occurrence of an act or omission which
could give rise to the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), 502(i), 502(l) or 4071 of ERISA in respect of any such Employee Plan;

                           (ix) the assertion of a material claim (other than
routine claims for benefits) against any Employee Plan other than a Multiemployer Plan or the assets of any Employee Plan, or against the Person maintaining or contributing to such plan in connection with any such plan;

                           (x) receipt from the IRS of notice of the failure of
any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; or

                           (xi) the imposition of a lien pursuant to Sections
401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any ERISA Plan.

                  "ENTERPRISES" has the meaning set forth in Recital A of this Agreement.



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                  "ENTERPRISES NOVA SCOTIA" has the meaning set forth in Recital
D of this Agreement.

                  "ENTERPRISES SHARES" has the meaning set forth in SECTION 4.2(D)(I).

                  "ENVIRONMENTAL LAWS" means all Applicable Laws relating to the protection of the environment including all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  "EQUITY INTERESTS" means, collectively, the 99% limited partnership interest in Hockey Club Ltd. held by Boca, the 1% general partnership interest in Hockey Club Ltd. held by Hockey Club Inc., the 1% general partnership interest in Arena Development Ltd. held by Arena Development Inc., the 1% general partnership interest in Arena Operating Ltd. held by Arena Operating Inc., 100% of the issued and outstanding membership interests in Ice Ventures LLC held by Boca and 100% of the issued and outstanding capital stock of Enterprises held by Boca.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and the related regulations, in each case as amended as of the date hereof and as the same may be amended or modified from time to time. References to titles, subtitles, sections, paragraphs or other provisions of ERISA and the related regulations also refer to successor provisions.

                  "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which such Person is a member, (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which such Person is a member, and (iii) any member of an affiliated service group within the meaning of Section 414(m) or any group or entity that is subject to regulation under Section 414(o) of the Code of which such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any of the Purchased Entities shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of any of the Purchased Entities and with respect to liability arising after such period for which any of the Purchased Entities could be liable under the Code or ERISA.

                  "ERISA PLAN" of a Person means an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA), other than a Multiemployer Plan, that is covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code and/or Section 302 of ERISA that is maintained by the Person, to which the Person contributes or has an obligation to contribute or with respect to which the Person is an "employer" (within the meaning of Section 3(5) of ERISA).

                  "ESCROW AGENT" has the meaning set forth in SECTION 2.6.

                  "ESCROW AGREEMENT" has the meaning set forth in SECTION 2.6.

                  "EXTRAORDINARY SELLER TRANSACTION" means (a) a sale of Boca or all or substantially all of it Assets or (b) a merger or consolidation of Boca with another Person, where, in any such case, the shareholders of Boca immediately prior to such sale, merger or consolidation own less than 50% of the outstanding equity interests or less than 50% of the voting power in the purchasing or resulting entity.

                  "FINAL ADJUSTMENT" has the meaning set forth in SECTION
2.4(C).



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                  "FINAL PURCHASE PRICE" has the meaning set forth in SECTION
2.4(C)(I).

                  "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.3(A).

                  "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

                  "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self- regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "HAZARDOUS SUBSTANCE" means any chemical substance: (a) the presence of which requires investigation or remediation under any Applicable Law; or (b) that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "solid waste," "extremely hazardous substance," "pollutant," "air pollutant," "toxic substance," or similarly designated substance under any Applicable Law; or (c) that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos.

                  "HOCKEY CLUB INC." has the meaning set forth in the introductory paragraph of this Agreement.

                  "HOCKEY CLUB LTD." has the meaning set forth in Recital B of this Agreement.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "ICE VENTURES" has the meaning set forth in Recital A of this Agreement.

                  "ICE VENTURES LLC" has the meaning set forth in Recital F of this Agreement.

                  "ICE VENTURES SHARES" has the meaning set forth in SECTION 4.2(F).

                  "INCOME TAXES" means: (a) all Taxes imposed upon or measured by income, profits or gross receipts; and (b) any interest, penalties or additions to tax with respect to the items in clause (a).

                  "INCREDIBLE ICE" has the meaning set forth in Recital E of this Agreement.

                  "INDEMNITEE" has the meaning set forth in SECTION 10.2(C).

                  "INDEMNITOR" has the meaning set forth in SECTION 10.2(C).

                  "INDEMNITY AGREEMENT" has the meaning set forth in SECTION
7.10.

                  "INDENTURE" means the Indenture dated as of April 21, 1999 between Florida Panthers Holdings, Inc. and The Bank of New York, as Trustee.

                  "INITIAL PURCHASE PRICE" has the meaning set forth in SECTION 2.4(C)(I).

                  "INSURANCE POLICIES" has the meaning set forth in SECTION
4.10.

                  "INTELLECTUAL PROPERTY" means any and all (a) trademarks, service marks, trade names, trade dress, domain names, logos, and domestic and foreign registrations and applications for registration thereof; (b) works in which copyright may be claimed and for which domestic or foreign registrations or applications for registration thereof have been made; (c) inventions, including without limitation, all domestic and foreign patents, patent applications, inventors' certificates, and related technical documents and information; (d) trade secrets, and (e) intellectual property rights substantially similar to any of the foregoing; that the Purchased Entities own or have a right to use pursuant to license, sublicense, agreement, or written permission or otherwise.

                  "IRS" means the United States Internal Revenue Service or any Governmental Authority succeeding to any or all of its functions.

                  "JOINT MANAGEMENT AND CONTROL" has the meaning set forth in
SECTION 6.2(A).

                  "KNOWLEDGE" of Sellers shall refer to the actual knowledge of each Seller and each Purchased Entity, and the following officers, directors and employees thereof: William M. Pierce, Richard Handley, Alex Muxo, Steven M. Dauria, William Torrey, Evelyn Lopez, and Steven B. Dangerfield.

                  "LEASEHOLD IMPROVEMENTS" means all of the leasehold improvements, fixtures and appurtenances owned by the Purchased Entities and attached to the Licensed Real Property.

                  "LEASES" has the meaning set forth in SECTION 4.16(A).

                  "LICENSED REAL PROPERTY" has the meaning set forth in SECTION 4.16(A).

                  "LIABILITIES" means, with respect to any Person, any debts (including interest thereon and any prepayment penalties applicable thereto), liabilities, damages, claims, or obligations of such Person of any kind, character or description, whether absolute or contingent, monetary or non-monetary, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined or determinable; it being agreed that liabilities or potential liabilities of any nature not required to be disclosed on a balance sheet or in footnotes thereto, prepared in accordance with GAAP shall not be deemed to be Liabilities.

                  "LIEN" or "LIENS" means, with respect to any asset, any mortgage, title defect, lien, pledge, charge, security interest, hypothecation, restriction, or encumbrance of any kind in respect of such asset.

                  "LITIGATION CONDITIONS" has the meaning set forth in SECTION 10.2(C).

                  "LLC INTERESTS" has the meaning set forth in SECTION
4.2(G)(I).

                  "LOSSES" shall mean any and all losses, liabilities, judgments, assessments, damages (including, without limitation, punitive damages), obligations, penalties (including, without limitation, governmental penalties), obligations, awards, fines, deficiencies, interest, claims (including third party claims), costs and expenses whatsoever (including, without limitation, reasonable attorneys', consultants' and other professional fees and disbursements).

                  "LOUISVILLE JOINT VENTURE" has the meaning set forth in Recital D of this Agreement.

                  "MAJOR DECISION" has the meaning set forth in SECTION 6.2(A).

                  "MATERIAL ADVERSE EFFECT" means any event, change, condition, circumstance or breach of this Agreement that, individually or in the aggregate, results in, or would result in, a material adverse effect on, or a material adverse change in, the business, operations, financial condition, results of operations, properties, Assets, or Liabilities of the Purchased Entities and the NCRC, when taken as a whole; PROVIDED, HOWEVER, that none of the following shall, individually or in the aggregate, constitute a Material Adverse Effect:
(a) the terms and conditions of any network television contract or contracts entered into, or announced, by the NHL which relates to NHL clubs generally even though as a result thereof it may affect Hockey Club Ltd. more adversely than other NHL clubs; (b) any amendment, revision, addition or deletion to the NHL Documents; (c) the injury, death or non-availability of any player, coach, executive, employee, contractor, or subcontractor of any of the Purchased Entities; (d) any decrease in the number of season ticket holders, ticket sales or club seat or executive suite licenses; (e) any decrease in sponsors, sponsorship contracts, advertisers, advertising contracts or revenues of any of the Purchased Entities; (f) the expiration of any Contract; or (g) any event or circumstance that results from actions taken with the consent of the Representatives pursuant to SECTION 6.2.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NCRC" has the meaning set forth in Recital C of this Agreement.

                  "NET RENEWAL/REPLACEMENT OBLIGATION" means the line item of the same name on the Working Capital Schedule which represents the amount by which the Purchased Entities' cumulative capital and maintenance expenditures in respect of the NCRC (including the off-ramp thereto) exceeds the cumulative minimum capital and maintenance expenditures required under the Operating Agreement, dated as of June 4, 1996, between Broward County, Florida and Arena Operating Ltd.

                  "NEW 401(K) PLAN" has the meaning set forth in SECTION 7.9.

                  "NHL" has the meaning set forth in Recital B of this Agreement.

                  "NHL DOCUMENTS" shall mean (i) the Bylaws of the NHL, (ii) the Constitution and Rules of the NHL, and (iii) any other agreements, rules, guidelines, regulations, policies or requirements of the NHL and/or any NHL Entity which are applicable to all NHL clubs generally or, in the case of agreements, obligates the NHL and its member clubs, all as the same may now exist or may be amended or adopted in the future.

                  "NHL ENTITIES" has the meaning set forth in SECTION 4.1(G)(I)."NHL FRANCHISE" means a franchise from the NHL for the operation of a hockey club in Broward County, Florida, known as the Florida Panthers Hockey Club.

                  "NHL INTERESTS" has the meaning set forth in SECTION
4.1(G)(I).

                  "NON-INCOME TAXES" means all Taxes other than Income Taxes.

                  "NOTE" has the meaning set forth in SECTION 2.3.

                  "NOVA SCOTIA SHARES" has the meaning set forth in SECTION 4.2(G)(I).

                  "ORDINARY COURSE DECISION" has the meaning set forth in
SECTION 6.2(A).

                  "ORGANIZATIONAL DOCUMENTS" means (i) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (ii) for any general or limited partnership, any partnership certificate and the partnership agreement and (iii) for any limited liability company, any articles of organization and the operating agreement.

                  "P&P ENTITY" and "P&P ENTITIES" have the meanings set forth in
SECTION 4.11(A).

                  "PANTHERS" has the meaning set forth in Recital B of this Agreement.

                  "PANTHERS AHL" has the meaning set forth in Recital D of this Agreement.

                  "PARTNER GUARANTEE" has the meaning set forth in SECTION 9.6.

                  "PARTNERSHIP ENTITY" has the meaning set forth in SECTION 4.11(A)(V).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

                  "PERMITS" means the United States or non-United States international, federal, state, local and other governmental and regulatory licenses, permits, orders, approvals and authorizations, and any applications therefor, which relate to, or are necessary to conduct the Business or to own or operate the Purchased Entities in accordance with applicable law, including, without limitation, Environmental Laws.

                  "PERMITTED LIENS" means (i) the limitations, restrictions and encumbrances imposed by the NHL Documents, (ii) the Liens imposed by the Purchased Entities' Contracts and other contracts and agreements of the Purchased Entities which are in effect at the Closing Date, (iii) title defects disclosed on existing Title Policies with respect to the Purchased Entities' Real Property and Licensed Real Property and (iv) the Liens designated as permitted liens on SCHEDULE 4.14(A)(I).

                  "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, estate or other entity or organization, including a Governmental Authority.

                  "PLAYER DEVELOPMENT AGREEMENT" has the meaning set forth in
SECTION 2.7(B).

                  "POST-CLOSING PERIOD" means any period with respect to which Taxes are assessed or attributable to a period that begins after the Closing Date and, with respect to any period that begins before the Closing Date and ends after the Closing Date, the portion of that period beginning after the Closing Date.

                  "PRE-CLOSING PERIOD" means any period with respect to which Taxes are assessed or attributable through the end of or prior to the Closing Date and, with respect to any period that begins before the Closing Date and ends after the Closing Date, the portion of that period ending on the Closing Date.

                  "PREDECESSOR ENTITY" means and any and all other legal entities (including corporations, partnerships and limited liability companies) that have previously been liquidated into or merged into or with any of the Purchased Entities and with respect to which any of the Purchased Entities is a surviving entity and/or succeeded by operation of law to the liabilities of such legal entity.

                  "PRELIMINARY CLOSING DATE FINANCIAL STATEMENTS" has the meaning set forth in SECTION 2.5(A)(II).

                  "PRELIMINARY CLOSING DATE WORKING CAPITAL SCHEDULE" has the meaning set forth in SECTION 2.5(A)(II).

                  "PRIME RATE" has the meaning set forth in SECTION 10.5.

                  "PROCEEDINGS" has the meaning set forth in SECTION 4.4.

                  "PROPOSED RETURN" has the meaning set forth in SECTION 7.7(E)(I).

                  "PURCHASE PRICE" has the meaning set forth in SECTION 2.2.

                  "PURCHASE PRICE HOLDBACK" has the meaning set forth in SECTION 2.3.

                  "PURCHASED ENTITIES" means Hockey Club Ltd., Arena Operating Ltd., Arena Development Ltd., Ice Ventures, Ice Ventures LLC, Enterprises and Enterprises Nova Scotia.

                  "PURCHASED ENTITIES' CONTRACTS" has the meaning set forth in
SECTION 4.13(A).

                  "PURCHASED ENTITIES' EMPLOYEE PLAN" means any Employee Plan of any of the Purchased Entities.

                  "PURCHASED ENTITIES' PERMITS" has the meaning set forth in
SECTION 4.18.

                  "PURCHASED ENTITIES' QUALIFIED PLAN" means any Qualified Plan of any of the Purchased Entities.

                  "PURCHASER" has the meaning set forth in the introductory paragraph of this Agreement.

                  "PURCHASER'S OBJECTION" has the meaning set forth in SECTION 2.5(C).

                  "PURCHASER'S REPRESENTATIVES" has the meaning set forth in
SECTION 6.5.

                  "QUALIFIED PLAN" of a Person means any ERISA Plan of the Person and any other pension, profit sharing or stock bonus plan within the meaning of Section 401(a) of the Code maintained by the Person or to which the Person contributes, has contributed or has an obligation to contribute.

                  "REAL PROPERTY" has the meaning set forth in SECTION 4.15.

                  "REDUCTION AMOUNT" has the meaning assigned to it in SECTION 2.4(C)(I) hereof.

                  "REPRESENTATIVE" has the meaning set forth in SECTION 6.2(A).

                  "REQUESTED ACTION" has the meaning set forth in SECTION
6.2(A).

                  "REQUIRED CONSENTS" means, collectively, Required Contractual Consents and Required Governmental Approvals.

                  "REQUIRED CONTRACTUAL CONSENT" has the meaning set forth in
SECTION 4.13(E)

                  "REQUIRED GOVERNMENTAL APPROVAL" has the meaning set forth in
SECTION 4.1(E).

                  "RETURNS" means all returns, declarations, reports, forms, claims for refund, estimates, information returns and statements, including amendments, required to be filed with or supplied to any Governmental Authority in connection with any Taxes.

                  "RETURN PREPARATION STANDARD" means the preparation of a Return and the reporting of any item thereon in accordance with specific accounting practices used by the particular Purchased Entity for Returns filed with respect to the 1998, 1999 and 2000 reporting periods (which accounting practices shall include tax elections, income recognition practices, expense recognition practices, asset write-off periods and other specific accounting methods) and to the extent the reporting of any item is not covered by such accounting practices, in accordance with applicable tax laws; provided, that if and to the extent any tax elections must be made by any of the Purchased Entities pursuant to specific provisions of this Agreement (including elections under Section 754 of the Code), such tax elections shall be deemed to be included in the Return Preparation Standard.

                  "SAWGRASS NOTE" means the Non-Recourse Installment Note dated August 12, 1997 of Arena Operating Ltd. payable to Sawgrass Land Corp., and assigned to Boys and Girls Club of Broward County.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, the regulations promulgated thereunder, and any successor statute.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, the regulations promulgated thereunder, and any successor statute.

                  "SELLER" or "SELLERS" has the meaning set forth in the introductory paragraph of this Agreement.

                   "SUBSIDIARY(IES)" means, with respect to any Person, any corporation or other entity as to which more than 50% of the outstanding stock or other equity interests having ordinary voting rights or power (and excluding stock or other equity interests having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries.

                  "SURETY BOND" has the meaning set forth in SECTION 7.10.

                  "SURVIVAL PERIOD" has the meaning set forth in SECTION 10.1.

                  "TAX PARTNERSHIP" means a Partnership Entity and any other entity treated as a partnership for federal income tax purposes in which a Purchased Entity has a direct or indirect interest.

                  "TAXES" mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, payments in lieu of taxes, and other obligations of the same or of a similar nature to any of the foregoing, which any Purchased Entity is required to pay, withhold or collect, or for which any Purchased Entity may be liable even though it may not be responsible for payment.

                  "TERMINATING PARTY" has the meaning set forth in SECTION 9.5.

                  "TITLE POLICY" shall mean an ALTA 1970 Form B Owners' Policy insuring Purchaser's marketable title in fee simple to the Real Property with all pre-printed standard exceptions deleted, including, but not limited to, any exception for mechanics' liens or any other lien, encumbrance, claim or condition, and insuring against matters which would be disclosed by any accurate survey of the Real Property and against rights of all parties in possession.

                  "TRANSACTION DOCUMENTS" (individually, a "TRANSACTION DOCUMENT") means this Agreement and all other documents delivered by Sellers and Purchaser in order to effect the transactions contemplated by this Agreement.

                  "TRANSFER TAXES" has the meaning set forth in SECTION 7.7(C).

                  "TRANSFERRED PARTICIPANTS" has the meaning set forth in
SECTION 7.9.

                  "TURNPIKE RAMP AGREEMENT" has the meaning set forth in SECTION 7.10.

                  "WORKING CAPITAL" means the Adjusted Working Capital Assets less Adjusted Working Capital Liabilities, as illustrated by the Working Capital Schedule, less $409,442 as a negotiated adjustment with respect to the Sawgrass Note, it being understood that in the event that this definition shall conflict with the determination of Working Capital as shown on the Preliminary or Closing Date Working Capital Schedules, the conflict shall be resolved by reference to the Working Capital Schedule, which shall control.

                  "WORKING CAPITAL ADJUSTMENT" has the meaning set forth in
SECTION 2.4(A).

                  "WORKING CAPITAL AUDIT" has the meaning set forth in SECTION 2.5(B).

                  "WORKING CAPITAL SCHEDULE" means the schedule of Working Capital as of April 30, 2001 attached hereto as SCHEDULE 1.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 EQUITY INTERESTS. At Closing, subject to the terms and conditions of this Agreement, Sellers shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, accept, acquire and assume, the Equity Interests, free and clear of all Liens. Purchaser shall have the right to assign to one or more wholly-owned subsidiaries of Purchaser its right to acquire any of the Equity Interests hereunder. Notwithstanding any such assignment, Purchaser shall not be released from any of its obligations under this Agreement.

         2.2 PURCHASE PRICE. The aggregate purchase price for the Equity Interests shall be $91,000,000, subject to adjustment in accordance with SECTION
2.4 hereof (as so adjusted, the "PURCHASE PRICE").

         2.3 PAYMENT. The Purchase Price shall be payable by Purchaser on the Closing Date as follows: (a) the sum of $3,000,000 shall be withheld by Purchaser and deposited into an interest bearing escrow account with the Escrow Agent (the "PURCHASE PRICE HOLDBACK") to be held in accordance with the terms of the Escrow Agreement until the Closing Date Working Capital Schedule becomes final and binding upon Purchaser and Seller in accordance with SECTION 2.5 hereof; (b) the amount of $7,500,000 plus the amount, if positive, of the Working Capital Adjustment shall be payable by delivery of a promissory note and security agreement of Purchaser and related guarantees and security agreements, all in the form of EXHIBIT A hereto (collectively, the "NOTE"); (c) the amount held in the Deposit Escrow Account established pursuant to SECTION 2.6 shall be delivered to Sellers; and (d) the balance of the Purchase Price shall be payable in cash, by certified check or by wire transfer of immediately available United States federal funds to the account or accounts designated by Sellers. The Purchase Price Holdback shall be paid to Sellers and/or Purchaser in accordance with SECTION 2.4(C) hereof, and shall be held for no other purposes, charges or setoffs. The Note shall be payable to Boca with interest at the Prime Rate payable quarterly. The entire outstanding principal balance and all accrued and unpaid interest thereon shall be due and payable in full within six (6) months following the Closing Date. The Note and all amounts payable thereunder will be secured by a pledge of all of the assets and properties of the Purchased Entities in accordance with the terms of the Note. The Note will provide that the security interest granted to Boca thereunder will be a first priority security interest, superior to all loans from partners of Purchaser and from other lenders and creditors. The maker of the Note shall represent, warrant, covenant and agree that the debt evidenced by the Note shall not, together with any other debt of Purchaser, exceed the debt limits set by the NHL. The Note shall not be subject to charges, reductions or setoffs by Purchaser.

         2.4 WORKING CAPITAL ADJUSTMENT. The Purchase Price shall be reduced or increased, as applicable, based on Working Capital at June 30, 2001 or, if earlier, the Closing Date (the "CLOSING WORKING CAPITAL AMOUNT") in accordance with the following provisions.

                  (a) CALCULATION OF WORKING CAPITAL ADJUSTMENT. The adjustment, if any, required to be made to the Purchase Price pursuant to this SECTION 2.4 is referred to as the "WORKING CAPITAL ADJUSTMENT," and shall be made in accordance with the following provisions of this SECTION 2.4.

                           (i) If the Closing Working Capital Amount is less
than Zero ($0.00) Dollars (the "ADJUSTMENT THRESHOLD"), the Purchase Price shall be decreased One Dollar ($1.00) for every One Dollar ($1.00) by which the Closing Working Capital Amount is less than the Adjustment Threshold.

                           (ii) If the Closing Working Capital Amount is greater
than the Adjustment Threshold, the Purchase Price shall be increased One Dollar ($1.00) for every One Dollar ($1.00) by which the Closing Working Capital Amount is greater than the Adjustment Threshold.

                  (b) PURCHASE PRICE ADJUSTMENT AT CLOSING. At the Closing, the Purchase Price shall be adjusted upwards or downwards, if required, according to the Working Capital Adjustment calculated based on the Preliminary Closing Date Working Capital Schedule delivered by Sellers in accordance with SECTION 2.5(A)(I) (the "CLOSING ADJUSTMENT").

                  (c) PURCHASE PRICE ADJUSTMENT FOLLOWING CLOSING. The Purchase Price shall be further adjusted upwards or downwards, if required, according to the Working Capital Adjustment calculated based on the Closing Date Working Capital Schedule that has become final and binding upon Purchaser and Seller in accordance with SECTION 2.5 (the "FINAL ADJUSTMENT"), as described below. Within two (2) business days of the Closing Date Working Capital Schedule becoming final and binding on Purchaser and Seller in accordance with SECTION 2.5:

                           (i) The amount of any excess of the Purchase Price as
adjusted based on the Final Adjustment (the "FINAL PURCHASE PRICE") over the Purchase Price as adjusted based on the Closing Adjustment (the "INITIAL PURCHASE PRICE") shall be paid to Sellers, and the amount of any excess (such excess being herein referred to as the "REDUCTION AMOUNT") of the Initial Purchase Price over the Final Purchase Price shall be paid to Purchaser, in either case by cash, certified check(s) or by wire transfer of immediately available United States federal funds, in accordance with the provisions of
SECTION 2.4(C)(II) AND (III).

                           (ii) If the Final Purchase Price is equal to or
exceeds the Initial Purchase Price, the Escrow Agent shall release to Sellers the Purchase Price Holdback and all accrued interest thereon and Purchaser shall pay to Sellers the amount, if any, by which the Final Purchase Price exceeds the Initial Purchase Price.

                           (iii) To the extent the Reduction Amount is equal to
or less than the Purchase Price Holdback, the Escrow Agent shall pay to Purchaser an amount of the Purchase Price Holdback equal to the Reduction Amount, plus interest accrued on such amount, and pay to Sellers the balance of the Purchase Price Holdback, plus interest accrued on such amount. To the extent that the Reduction Amount exceeds the Purchase Price Holdback, the Escrow Agent shall pay to Purchaser all of the Purchase Price Holdback and all accrued interest thereon and Sellers shall pay to Purchaser the excess.

                           (iv) All payments required to be made by Purchaser or
Seller pursuant to this SECTION 2.4(C) shall be accompanied by interest on the amount of the required payment, accruing from the Closing Date to the date of payment, at the same rate as was earned on the Purchase Price Holdback.

         2.5 CLOSING DATE FINANCIAL STATEMENTS AND WORKING CAPITAL SCHEDULE.

                  (a) DELIVERIES. The delivery of the financial statements and schedules of Working Capital shall be in accordance with this SECTION 2.5(A) as follows:

                           (i) Sellers shall deliver to Purchaser, no less than
two (2) business days prior to the Closing Date, (A) estimated consolidated financial statements of the Purchased Entities as of the Closing Date (consisting of an unaudited balance sheet and a statement of income and retained earnings) (the "PRELIMINARY CLOSING DATE FINANCIAL STATEMENTS"), (B) an estimated schedule of Working Capital as of the Closing Date (the "PRELIMINARY CLOSING DATE WORKING CAPITAL SCHEDULE"), and (C) a certificate executed by the Chief Financial Officer of Boca to the effect that (1) the Preliminary Closing Date Financial Statements represent Sellers' best estimate, made in good faith, of the financial position and results of operation of the Purchased Entities as of the Closing Date and for the period from July 1, 2000 through the Closing Date and were prepared in accordance with GAAP consistently applied except for the omission of statements of cash flows and any footnote disclosures and (2) the Preliminary Closing Date Working Capital Schedule represents Sellers' best estimate, made in good faith, of the Working Capital, as defined herein, as of the Closing Date.

                           (ii) Sellers shall prepare and deliver to Purchaser,
within thirty (30) days following the Closing Date, (A) unaudited consolidated financial statements of the Purchased Entities (consisting of an unaudited balance sheet and a statement of income and retained earnings) as at the Closing Date and for the period from July 1, 2000 through the Closing Date (the "CLOSING DATE FINANCIAL STATEMENTS") and (B) an unaudited schedule of Working Capital as of the Closing Date (the "CLOSING DATE WORKING CAPITAL SCHEDULE").

                  (b) AUDIT OF THE CLOSING WORKING CAPITAL SCHEDULE. Sellers shall cause the Auditors to audit (the "WORKING CAPITAL AUDIT") the Closing Date Working Capital Schedule and deliver to Purchaser and Sellers as soon as practicable following the Closing (but in no event more than 90 days following the Closing Date) an agreed upon procedures audit report of the Closing Date Working Capital Schedule in accordance with the provisions of this Agreement (the "AUDIT REPORT"). The Auditors shall provide details of all adjustments, if any, which cause the Audit Report to differ from the Closing Date Working Capital Schedule provided pursuant to SCHEDULE 2.5(A)(II). The Auditors shall also deliver a copy of the Audit Report to Purchaser and Sellers. Purchaser, Sellers and the Auditors shall be permitted to review the work papers of all accountants and others used or prepared in connection with the preparation of the Closing Date Working Capital Schedule. The fees and expenses of the Auditors shall be paid by Sellers.

                  (c) BINDING EFFECT OF WORKING CAPITAL AUDIT. The Working Capital Audit and the Closing Date Working Capital Schedule, as adjusted by the Auditors, shall become final and binding upon Purchaser and Sellers on the tenth
(10th) day (or such earlier date as Purchaser shall notify Sellers to such effect) following the Auditor's delivery of the Audit Report to Purchaser and Sellers, unless Purchaser objects (the "PURCHASER'S OBJECTION") within ten (10) days following its receipt of the Audit Report. The fees and expenses incurred in connection with Purchaser's review of the Working Capital Audit and the preparation of Purchaser's Objection shall be paid by Purchaser. The Working Capital Audit and Audit Report shall not in any manner modify or limit any of the representations and warranties made by Sellers pursuant to this Agreement. If there is a Purchaser's Objection, the parties shall proceed in the following manner:

                           (i) The Purchaser's Objection shall set forth in
reasonable detail (A) Purchaser's Objection(s) to the Closing Date Working Capital Schedule, as adjusted by the Auditors as a result of the Working Capital Audit and (B) Purchaser's proposed adjustments to the Closing Date Working Capital Schedule based on its proposed adjustments to the Closing Working Capital Amount in order for the Closing Working Capital Amount to be determined in accordance with the provisions of this Agreement. Within ten (10) days after receipt of the Purchaser's Objection, Sellers will notify Purchaser whether they accept or reject Purchaser's adjustments to the Closing Date Working Capital Schedule proposed in the Purchaser's Objection. If Purchaser does not object to the Audit Report in a timely manner (i.e. within ten (10) days after receipt), then the Closing Date Working Capital Schedule as set forth in the Audit Report shall become final and binding upon Purchaser and Sellers. If Sellers do not reject the Purchaser's Objection in a timely manner (i.e. within ten (10) days after receipt), then the Closing Date Working Capital Schedule as proposed to be adjusted by Purchaser pursuant to the Purchaser's Objection shall become final and binding upon Purchaser and Sellers.

                           (ii) If Purchaser provides a Purchaser's Objection in
a timely manner (i.e. within ten (10) days after receipt) and the Sellers reject the adjustments proposed by Purchaser pursuant to the Purchaser's Objection in a timely manner (i.e. within ten (10) days after receipt), then an independent accounting firm mutually satisfactory to Sellers and Purchaser shall be engaged with ten (10) days to audit the Closing Working Capital Amount, determine the Closing Working Capital Amount in accordance with the provisions of this Agreement, and make any adjustments to the Closing Date Working Capital Schedule based on the audit of the Closing Working Capital Amount. The parties hereto agree to cooperate fully with such independent accountants at their own cost and expense, including, but not limited to, providing such independent accountants with access to, and copies of, all books and records that they shall reasonably request, including, without limitation, the work papers of all accountants and others used or prepared in connection with the preparation of the Closing Date Working Capital Schedule or in conducting the Working Capital Audit. In conducting such audit, the independent accountants shall make all adjustments to the Closing Date Working Capital Schedule as shall be necessary in order for the Closing Date Working Capital Schedule to meet the requirements of this Agreement
 . Purchaser and Sellers shall each bear one-half of all of the costs and expenses of such independent accounting firm, subject to an estimated total reasonable under the circumstances, and if the parties hereto are unable to agree upon an independent accounting firm, Sellers and Purchaser will request that one be designated by the President of the Ft. Lauderdale office of the American Arbitration Association. Upon the completion of the audit, which shall be concluded within 30 days following the engagement of such accounting firm, the Closing Date Working Capital Schedule, as adjusted by such independent accounting firm, shall become final and binding upon Purchaser and Sellers.

                           (iii) In the event that the aggregate adjustments to
the Closing Date Working Capital Schedule made by the independent accounting firm as a result of all Purchaser's Objections are not greater than or equal to 7.5% of the Closing Working Capital Amount as determined by the Auditor, then Purchaser shall pay the reasonable fees and expenses of the Auditors actually incurred by Sellers in connection with such Purchaser's Objections.

         2.6 DEPOSIT. At the time that the parties have executed this Agreement, Purchaser shall deposit the sum of $5,000,000 into an interest bearing, escrow account (the "DEPOSIT ESCROW ACCOUNT") with First United Bank, as escrow agent (the "ESCROW AGENT") to be held in accordance with the terms of an escrow agreement in the form attached hereto as EXHIBIT B (the "ESCROW AGREEMENT"). The Escrow Agreement, among other customary terms, will provide instructions to the Escrow Agent to the effect that the amount in the Deposit Escrow Account shall be delivered: (i) to Sellers, upon Closing or in the event this Agreement is terminated pursuant to SECTION 9.3 hereof; and (ii) to Purchaser in the event this Agreement is terminated pursuant to SECTION 9.1, SECTION 9.2 or SECTION 9.4.

         2.7 PANTHERS AHL AND LOUISVILLE JOINT VENTURE. The parties hereby agree as follows with respect to Panthers AHL and Louisville Joint Venture:

                  (a) Prior to the Effective Date, Sellers have caused Hockey Club Inc. to transfer all of its direct and indirect ownership interests in Panthers AHL and Louisville Joint Venture to a Person which is not a Purchased Entity. Sellers have received and shall retain the net proceeds from the transfer of such interests.

                  (b) Prior to Closing, Sellers shall cause Hockey Club Ltd. to terminate the Player Development Agreement dated December 14, 1998 between Hockey Club Ltd. and Louisville Joint Venture (the "PLAYER DEVELOPMENT AGREEMENT").

                  (c) Sellers, jointly and severally, hereby agree that, during the statutory limitations period applicable to any claim resulting in Losses, they will indemnify, defend and hold harmless Purchaser and each Purchased Entity from and against all Losses that are incurred or suffered by Purchaser or any Purchased Entity and which relate in any way to Panthers AHL or Louisville Joint Venture, including, without limitation, any Losses (i) resulting from any ownership or other interest of any Purchased Entity in Panthers AHL or Louisville Joint Venture, or the sale or transfer thereof, or (ii) resulting from any contractual or other relationship between any Seller or Purchased Entity and Panthers AHL or Louisville Joint Venture (including pursuant to the Player Development Agreement) or any termination thereof. Purchaser agrees that if, following the Closing Date, Purchaser or any Purchased Entity contracts or does business with Panthers AHL, Louisville Joint Venture or the AHL franchise currently owned by Louisville Joint Venture, Purchaser shall bear all Losses, if any, costs and expenses associated therewith, and shall indemnify, defend and hold harmless each Seller from and against all Losses, costs and expenses that are incurred or suffered by such Seller arising therefrom. The indemnity provided for in this SECTION 2.7(C) shall not be subject to the provisions of
SECTION 10.2(D).

                                  ARTICLE III

                                     CLOSING

         3.1 CLOSING.

                  (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Equity Interests contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Boca or Huizenga Holdings, Inc., 450 East Las Olas Boulevard, Fort Lauderdale, FL 33301 on the earlier of (i) June 29, 2001, if all conditions to the obligations of the parties set forth in this Agreement have been satisfied or waived on or prior to such date, or (ii) five (5) days after all conditions to the obligations of the parties set forth in this Agreement have been satisfied or waived, or (iii) the Drop Dead Date if all conditions to the obligations of the parties set forth in the Agreement have been satisfied or waived on or prior to such date, or at such other place or at such other time or on such other date as the parties may mutually agree upon in writing (the day on, and the time at, which the Closing takes place being the "CLOSING DATE").

                  (b) For purposes of this Agreement, the "DROP DEAD DATE" shall be June 30, 2001 or such later date to which it may be extended pursuant to this
SECTION 3.1(B). Either Purchaser or Sellers may elect to extend the Drop Dead Date to July 31, 2001 if (i) the Closing shall not have been consummated by June 30, 2001 because one or more conditions to such party's obligation to close have not been satisfied by such date (provided, however, that neither Sellers nor Purchaser may extend the Drop Dead Date pursuant to this SECTION 3.1(B)(I) if the Closing shall not have been consummated by June 30, 2001 by reason of (A) the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement or (B) the failure of such party to have satisfied any conditions or obligations contained in this Agreement which are required to be satisfied by such party); or (ii) the parties shall not have received the consent of the NHL to the transfer of the Equity Interests contemplated by this Agreement and Sellers shall have received the reasonable assurances of the Commissioner of the NHL that no material substantive issues exist that would prevent the NHL from consenting to such transfer.

                  (c) In the event that the Drop Dead Date is extended pursuant to SECTION 3.1(B) and the Closing occurs after June 30, 2001, the Closing shall nonetheless be deemed to have occurred and shall be effective for all financial, accounting and tax purposes, to the extent permitted by Applicable Law, as of the close of business on June 30, 2001. If and to the extent that Applicable Law would not permit the Closing to be so effective on June 30, 2001, the parties agree that between June 30, 2001 and the Closing Date, the operations of the Purchased Entities will be for the account of the Purchaser, which shall bear all incremental operating losses and enjoy the benefit of all incremental operating profits during such period.

         3.2 CLOSING DELIVERIES BY SELLER. At the Closing, Sellers shall deliver, or cause to be delivered, to Purchaser (all in form and substance reasonably satisfactory to Purchaser):

                  (a) An assignment of all of Sellers' right, title and interest in and to the Equity Interests.

                  (b) The certificates, consents and other documents required to be obtained or delivered pursuant to SECTION 8.1, in form and substance reasonably satisfactory to Purchaser.

                  (c) All books, records and accounting papers of the Purchased Entities.

                  (d) Such other documents, certificates, agreements and other writings as may be reasonably necessary or desirable to effectuate the transactions contemplated by this Agreement.

         3.3 CLOSING DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver, or cause to be delivered, to Sellers (all in form and substance reasonably satisfactory to Sellers):

                  (a) The Purchase Price in accordance with SECTION 2.3.

                  (b) The certificates, consents and other documents required to be obtained or delivered pursuant to SECTION 8.2 in form and substance reasonably satisfactory to Sellers.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As an inducement to Purchaser to enter into this Agreement, Sellers jointly and severally represent and warrant to Purchaser that the following matters are true and correct as of the Effective Date and as of the Closing Date unless limited to a specific date. Concurrently with the execution and delivery of this Agreement, Sellers are delivering a Disclosure Schedule containing certain disclosures. References in this Agreement to any "SCHEDULE" are to the various schedules contained in the Disclosure Schedule.

         4.1 GENERAL CORPORATE AND PARTNERSHIP MATTERS.

                  (a) ORGANIZATION AND STANDING. Each Seller and each Purchased
Entity:

                           (i) is or, with respect to Ice Ventures LLC, at
Closing will be a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, as specifically set forth on SCHEDULE 4.1(A)(I);

                           (ii) has or, with respect to Ice Ventures LLC, at
Closing will have full power and authority to own, lease and operate its Assets and to conduct its business as now being conducted; and

                           (iii) is or, with respect to Ice Ventures LLC, at
Closing will be qualified or licensed to do business in all states and other jurisdictions where its ownership, leasing or operation of its Assets, or the conduct of its business, as now being conducted and as proposed to be conducted, requires such qualification or licensing, as set forth on SCHEDULE 4.1(A)(III).

                  (b) ORGANIZATIONAL DOCUMENTS. Sellers have delivered or made available to Purchaser true and complete copies of the Organizational Documents of the Purchased Entities (other than Ice Ventures LLC), and all corporate, partnership or company books, records and ledgers and related documentation of the Purchased Entities (other than Ice Ventures LLC). At or prior to the Closing, Sellers will deliver or make available to Purchaser true and complete copies of the Organizational Documents of Ice Ventures LLC, and all books, records and ledgers and related documentation of Ice Ventures LLC. Such documents contain or, with respect to Ice Ventures LLC will contain, true and complete records of all issuances and transfers of any stock, partnership or other ownership interests in the Purchased Entities, and all minutes and records of all meetings, consents, proceedings and other actions of the partners, members, shareholders, board of directors and committees of the board of directors of the Purchased Entities since the date of incorporation or formation.

                  (c) CORPORATE POWER; AUTHORIZATION; NO CONTRAVENTION;
CONSENTS.

                           (i) Each Seller has all requisite legal and corporate
power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out and perform its respective obligations under the terms of this Agreement and any other Transaction Document to which it is a party.

                           (ii) The execution, delivery and performance of this
Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Sellers, and no other corporate proceedings or action on the part of any Seller is necessary to authorize this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby and thereby.

                           (iii) Except as set forth on SCHEDULE 4.1(C)(III),
the execution, delivery, and performance by Sellers of their covenants and obligations under this Agreement and the other Transaction Documents, and the consummation of the transaction contemplated hereby and thereby will not:

                                    (A) conflict with or violate any of the
Organizational Documents of any Seller or any of the Purchased Entities;

                                    (B) result in any breach or violation of, or
constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any Contract of any Seller or any Purchased Entity;

                                    (C) result in the creation of any Lien on
any of the Equity Interests or any of the Assets of a Purchased Entity;

                                    (D) require any consent or approval of any
third party or any party to any Contract of any Seller or any Purchased Entity;
or

                                    (E) conflict with or violate any Applicable
Law.

                  (d) BINDING EFFECT. This Agreement and each of the Transaction Documents to which each Seller is a party constitutes a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  (e) GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or registration, declaration or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Sellers of this Agreement or any other Transaction Document (a "REQUIRED GOVERNMENTAL APPROVAL"), other than:

                           (i) compliance with any applicable requirements of
the HSR Act with respect to the consummation of the transactions contemplated hereby;

                           (ii) compliance with the registration requirements of
the Securities Act, or an exemption therefrom, and any applicable state blue sky laws and the Securities Exchange Act; and

                           (iii) any Required Governmental Approvals set forth
on SCHEDULE 4.1(E)(III).

                  (f) SUBSIDIARIES. Except as set forth in SCHEDULE 4.1(F), the Purchased Entities have no directly or indirectly owned Subsidiaries and have made no advances to or investments in, and do not own any securities of or other interests in, any Person.

                  (g) NHL ENTITIES.

                           (i) Hockey Club, Ltd. owns (A) 1/30 of the
outstanding shares of capital stock of NHL Enterprises, Inc., a Delaware corporation; (B) 1/30 of the limited partnership interests in NHL Enterprises L.P., a Delaware limited partnership; and (C) 1/30 of the interests in Intra-Continental Ensurers Ltd. Enterprises Nova Scotia owns (D) 1/30 of the outstanding shares of capital stock of National Hockey League Enterprises Canada, Inc., an Ontario corporation; and (E) 1/30 of the limited partnership interests in NHL Enterprises Canada, L.P., an Ontario limited partnership. All of the entities described in (A) - (E) above are referred to collectively as the "NHL ENTITIES" and all of the above described shares and interests in the NHL Entities are referred to collectively as the "NHL INTERESTS".

                           (ii) Hockey Club Ltd. or Enterprises Nova Scotia, as
the case may be, has good title to the NHL Interests, free and clear of all Liens, other than Permitted Liens. Hockey Club Ltd. or Enterprises Nova Scotia, as the case may be, is the record and beneficial owner of the NHL Interests and owns such interests, respectively, in the percentages stated in SECTION 4.1(G)(I) and, except as disclosed on SCHEDULE 4.1(G)(II), has, subject to the NHL Documents, the sole right to vote, dispose of and receive distributions in connection with such interests.

                           (iii) Hockey Club Ltd. or Enterprises Nova Scotia, as
the case may be, has been duly admitted as a partner or shareholder in the NHL Entities, has made all required capital contributions and has acquired the NHL Interests in compliance with the terms of any Contract binding upon Hockey Club Ltd. or Enterprises Nova Scotia, as the case may be, as well as all applicable Organizational Documents and Applicable Law.

         4.2 OWNERSHIP OF THE PURCHASED ENTITIES. The ownership interests of the Purchased Entities are as follows:

                  (a) ARENA DEVELOPMENT LTD.

                           (i) Arena Development Inc. is the sole general
partner of Arena Development Ltd. and owns an aggregate 1% interest in Arena Development Ltd. Hockey Club Ltd. is the sole limited partner of Arena Development Ltd. and owns an aggregate 99% interest in Arena Development Ltd.

                           (ii) Except as disclosed on SCHEDULE 4.2(A)(II),
Arena Development Inc. and Hockey Club Ltd. have good title to their respective general and limited partnership interests in Arena Development Ltd., free and clear of all Liens. Arena Development Inc. and Hockey Club Ltd. are, collectively, the record and beneficial owners of 100% of the Arena Development Ltd. partnership interests and own such interests, respectively, in the percentages stated in SECTION 4.2(A)(I) with the sole right to vote, dispose of and receive distributions in connection with such partnership interests.

                           (iii) Arena Development Inc. and Hockey Club Ltd.
have been duly admitted as partners in Arena Development Ltd., have made all required capital contributions and have acquired the Arena Development Ltd. partnership interests in compliance with the terms of any Contract binding upon Arena Development Ltd., Arena Development Inc. or Hockey Club Ltd. as well as all applicable Organizational Documents and Applicable Law.

                           (iv) There are: (A) no existing Contracts or rights
of any character with respect to the purchase, redemption or acquisition of any partnership or other interest in Arena Development Ltd. whether now existing or contingent upon the passage of time, or upon the happening (or non-occurrence) of any event; (B) no outstanding interests that are convertible into or exchangeable for partnership or other interests in Arena Development Ltd.; and
(C) no Contracts or rights of any character to purchase or otherwise acquire from Arena Development Ltd., Arena Development Inc. or Hockey Club Ltd. any such convertible or exchangeable interests.

                  (b) HOCKEY CLUB LTD.

                           (i) Hockey Club Inc. is the sole general partner of
Hockey Club Ltd. and owns an aggregate 1% interest in Hockey Club Ltd. Boca is the sole limited partner of Hockey Club Ltd. and owns an aggregate 99% interest in Hockey Club Ltd.

                           (ii) Except as disclosed on SCHEDULE 4.2(B)(II), Boca
and Hockey Club Inc. have good title to their respective general and limited partnership interests in Hockey Club Ltd., free and clear of all Liens. Boca and Hockey Club Inc. are, collectively, the record and beneficial owners of 100% of the Hockey Club Ltd. partnership interests and own such interests, respectively, in the percentages stated in SECTION 4.2(B)(I) with the sole right to vote, dispose of and receive distributions in connection with such partnership interests.

                           (iii) Hockey Club Inc. and Boca have been duly
admitted as partners in Hockey Club Ltd., have made all required capital contributions and have acquired the Hockey Club Ltd. partnership interests in compliance with the terms of any Contract binding upon Hockey Club Ltd., Boca or Hockey Club Inc. as well as all applicable Organizational Documents and Applicable Law.

                           (iv) There are: (A) no existing Contracts or rights
of any character with respect to the purchase, redemption or acquisition of any partnership or other interest in Hockey Club Ltd., existing or contingent, upon the passage of time, or upon the happening (or non-occurrence) of any event; (B) no outstanding interests that are convertible into or exchangeable for partnership or other interests in Hockey Club Ltd.; and (C) no Contracts or rights of any character to purchase or otherwise acquire from Boca, Hockey Club Inc. or Hockey Club Ltd. any such convertible or exchangeable interests.

                  (c) ARENA OPERATING LTD.

                           (i) Arena Operating Inc. is the sole general partner
of Arena Operating Ltd. and owns an aggregate 1% interest in Arena Operating Ltd. Hockey Club Ltd. is the sole limited partner of Arena Operating Ltd. and owns an aggregate 99% interest in Arena Operating Ltd.

                           (ii) Except as disclosed on SCHEDULE 4.2(C)(II),
Arena Operating Inc. and Hockey Club Ltd. have good title to their respective general and limited partnership interests in Arena Operating Ltd., free and clear of all Liens. Arena Operating Inc. and Hockey Club Ltd. are the record and beneficial owners of 100% of the Arena Operating Ltd. partnership interests and own such interests, respectively, in the percentages stated in SECTION 4.2(C)(I) with the sole right to vote, dispose of and receive distributions in connection with such partnership interests.

                           (iii) Arena Operating Inc. and Hockey Club Ltd. have
been duly admitted as partners in Arena Operating Ltd., have made all required capital contributions and have acquired the Arena Operating Ltd. partnership interests in compliance with the terms of any Contract binding upon Arena

Operating Ltd., Arena Operating Inc. or Hockey Club Ltd. as well as all applicable Organizational Documents and Applicable Law.

                           (iv) There are: (A) no existing Contracts or rights
of any character with respect to the purchase, redemption or acquisition of any partnership or other interest in Arena Operating Ltd., whether now existing or contingent upon the passage of time, or upon the happening (or non-occurrence) of any event; (B) no outstanding interests that are convertible into or exchangeable for partnership or other interests in Arena Operating Ltd.; and (C) no Contracts or rights of any character to purchase or otherwise acquire from Arena Operating Inc., Arena Operating Ltd. or Hockey Club Ltd. any such convertible or exchangeable interests.

                  (d) ENTERPRISES.

                           (i) The authorized capital stock of Enterprises
consists of 1,000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding and owned of record and beneficially by Boca (the "ENTERPRISES SHARES"). Except for the Enterprises Shares, Enterprises has issued no other shares of its capital stock, no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of Enterprises, and no outstanding debt securities of Enterprises convertible into equity securities or otherwise containing equity provisions. There are no preemptive rights with respect to the issuance or sale of Enterprises' capital stock, nor has Enterprises reserved any of its authorized shares of capital stock for any purpose.

                           (ii) Except as disclosed on SCHEDULE 4.2(D)(II), Boca
has good title to the Enterprises Shares, free and clear of all Liens. Boca is the record and beneficial owner of the Enterprises Shares with the sole right to vote, dispose of, and receive distributions and dividends in respect of the Enterprises Shares.

                           (iii) The Enterprises Shares have been duly
authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right or the terms of any Contract binding upon Enterprises or Boca, and were issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) Other than as may be contained in the NHL
Documents, there are: (A) no existing Contracts or rights of any character with respect to the purchase, redemption or acquisition of any capital stock or other interest in Enterprises, whether now existing or contingent upon the passage of time or upon the happening (or non-occurrence) of any event; (B) no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of Enterprises, and no outstanding debt securities of Enterprises convertible into equity securities or otherwise containing equity provisions; and (C) no Contracts or rights of any character to purchase or otherwise acquire from Enterprises or Boca any such convertible or exchangeable interests.

                  (e) ICE VENTURES.

                           (i) The authorized capital stock of Ice Ventures
consists of 3,000 shares of common stock, par value $.01 per share, of which 3,000 shares are issued and outstanding and owned of record and beneficially by Boca (the "ICE VENTURES SHARES"). Except for the Ice Ventures Shares, Ice Ventures has issued no other shares of its capital stock, no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of Ice Ventures, and no outstanding debt securities of Ice Ventures convertible into equity securities or otherwise containing equity provisions. There are no preemptive rights with respect to the issuance or sale of Ice Ventures' capital stock, nor has Ice Ventures reserved any of its authorized shares of capital stock for any purpose.

                           (ii) Except as disclosed on SCHEDULE 4.2(E)(II), Boca
has good title to the Ice Ventures Shares, free and clear of all Liens. Boca is the record and beneficial owner of the Ice Ventures Shares with the sole right to vote, dispose of, and receive distributions and dividends in respect of Ice Ventures.

                           (iii) The Ice Ventures Shares have been duly
authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right or the terms of any Contract binding upon Ice Ventures or Boca, and were issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) There are (A) no existing Contracts or rights of
any character with respect to the purchase, redemption or acquisition of any capital stock or other interest in Ice Ventures, whether now existing or contingent upon the passage of time or upon the happening (or non-occurrence) of any event; (B) no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of Ice Ventures, and no outstanding debt securities of ice Ventures convertible into any equity securities or otherwise containing equity provisions; and (C) no Contracts or rights of any character to purchase or otherwise acquire from Ice Ventures or Boca any such convertible or exchangeable interests.

                  (f) ICE VENTURES LLC.

                           (i) At Closing, all of the issued and outstanding
membership or other equity interests in Ice Ventures LLC will be owned of record and beneficially by Boca (the "LLC INTERESTS"). Except for the LLC Interests, at Closing Ice Ventures LLC will have issued no other membership or equity interests, no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any membership interests or other equity securities of Ice Ventures LLC and no outstanding debt securities of Ice Ventures LLC convertible into equity securities or otherwise containing equity provisions. At Closing there will be no preemptive rights with respect to the issuance or sale of Ice Ventures LLC's membership or equity interests nor will Ice Ventures LLC have reserved any of its authorized membership or equity interests for any purpose.

                           (ii) At Closing, Boca will have good title to the LLC
Interests, free and clear of all Liens. Boca will be the record and beneficial owner of the LLC Interests with the sole right to vote, dispose of, and receive distributions and dividends in respect of Ice Ventures LLC.

                           (iii) At Closing, the LLC Interests will have been
duly authorized and validly issued, fully paid and nonassessable, not issued in violation of any preemptive or similar right or the terms of any Contract binding upon Ice Ventures LLC or Boca, and will have been issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) At Closing, there will be (A) no Contracts or
rights of any character with respect to the purchase, redemption or acquisition of any membership or other interest in Ice Ventures LLC, whether now existing or contingent upon the passage of time or upon the happening (or non-occurrence) of any event; (B) no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any membership interests or other equity securities of Ice Ventures LLC and no outstanding debt securities of Ice Ventures LLC convertible into equity securities or otherwise containing equity provisions; and (C) no Contracts or rights of any character to purchase or otherwise acquire from Ice Ventures LLC or Boca any such convertible or exchangeable interests.

                  (g) ENTERPRISES NOVA SCOTIA.

                           (i) The authorized capital stock of Enterprises Nova
Scotia consists of 10,000 shares of common stock, no par value, of which 100 shares are issued and outstanding (the "NOVA SCOTIA SHARES"). One (1) of the Nova Scotia Shares is owned of record and beneficially by Enterprises and 99 of the Nova Scotia Shares are owned of record and beneficially by Hockey Club Ltd. Except for the Nova Scotia Shares, Enterprises Nova Scotia has issued no other shares of its capital stock, no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of Enterprises Nova Scotia, and no outstanding debt securities of Enterprises Nova Scotia convertible into equity securities or otherwise containing equity provisions. There are no preemptive rights with respect to the issuance or sale of Enterprises Nova Scotia's capital stock, nor has Enterprises Nova Scotia reserved any of its authorized shares of capital stock for any purpose.

                           (ii) Except as disclosed on SCHEDULE 4.2(G)(II),
Enterprises and Hockey Club Ltd. have good title to their respective Nova Scotia Shares, free and clear of all Liens. Enterprises and Hockey Club Ltd. are the record and beneficial owners of their respective Nova Scotia Shares with the sole right to vote, dispose of, and receive distributions and dividends in respect of such Nova Scotia Shares.

                           (iii) Other than as may be contained in the NHL
Documents, the Nova Scotia Shares have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right or the terms of any Contract binding upon Enterprises Nova Scotia, Enterprises or Hockey Club Ltd., and were issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) Other than as may be contained in the NHL
Documents, there are: (A) no existing Contracts or rights of any character with respect to the purchase, redemption or acquisition of any capital stock or other interest in Enterprises Nova Scotia, whether now existing or contingent upon the passage of time or upon the happening (or non-occurrence) of any event; (B) no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of Enterprises Nova Scotia, and no outstanding debt securities of Enterprises Nova Scotia convertible into equity securities or otherwise containing equity provisions; and (C) no Contracts or rights of any character to purchase or otherwise acquire from Enterprises Nova Scotia, Enterprises or Hockey Club Ltd. any such convertible or exchangeable interests.

         4.3 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; DISTRIBUTIONS.

                  (a) FINANCIAL STATEMENTS. Sellers have made available to Purchaser the unaudited consolidated financial statements of the Purchased Entities dated and described as set forth on SCHEDULE 4.3(A) (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements, exclusive of required footnote disclosures, in each case have been prepared based on the books and records of the Purchased Entities in accordance with GAAP, consistently applied throughout the periods covered thereby and present fairly the unaudited financial condition and results of operations of the Purchased Entities as of the dates or periods indicated (subject in the case of interim financial statements to normal year-end adjustments). The books of account and related records of the Purchased Entities are true, correct and complete and fairly reflect, in reasonable detail, their respective assets, liabilities and transactions in accordance with GAAP. Since the Balance Sheet Date, each of the



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Purchased Entities has conducted its business in a manner consistent with past practice without a change of accounting policy or procedure including its practices in connection with the treatment of revenue recognition, capitalization policies, reserves and expenses.

                  (b) UNDISCLOSED LIABILITIES. The Purchased Entities do not have any Liabilities except for Liabilities (i) reflected on or reserved against in the Financial Statements and/or the Working Capital Schedule, (ii) incurred in the ordinary course of business since the Balance Sheet Date or (iii) set forth on SCHEDULE 4.3(B).

         4.4 LITIGATION. Except as specifically disclosed in SCHEDULE 4.4, as of the Effective Date, there are no material actions, suits, hearings, arbitrations, proceedings (public or private) or governmental investigations (collectively, "PROCEEDINGS") pending, or to the Knowledge of Sellers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against or involving (i) any of the Purchased Entities or any of their respective Assets or businesses, (ii) any Seller, whereby the Proceeding involves or would materially affect the Equity Interests, the Purchased Entities or the NCRC, or (iii) the NCRC, SCHEDULE 4.4 sets forth a correct and complete list of each Proceeding described in the proceeding sentence, indicating which Proceedings are covered by the Insurance Policies.

         4.5 ABSENCE OF CHANGES. Except as set forth on SCHEDULE 4.5 hereto, since the Balance Sheet Date, there has not been:

                  (a) a Material Adverse Effect;

                  (b) any issuance by any of the Purchased Entities of any notes, bonds or other debt securities or instruments or any ownership interests or other securities;

                  (c) the declaration, setting aside or payment of any dividend or other distribution in respect of any ownership interests of any of the Purchased Entities, or the purchase, redemption, issue, sale or other disposition of any such ownership interests, or the sale or grant of any options, warrants, puts, calls or other rights, Contracts or obligations to purchase or convert into ownership interests or indebtedness of any of the Purchased Entities;

                  (d) any mortgage or pledge of, or creation of any Lien respecting any Assets or Business Assets of any of the Purchased Entities, except for (i) Liens for current property taxes not yet due and payable and (ii) Liens incurred in the ordinary course of business of a Purchased Entity;

                  (e) the borrowing of any amount of money or the incurring of or becoming subject to any Liabilities with respect to any of the Purchased Entities, except (i) current Liabilities incurred in the ordinary course of business, and (ii) Liabilities under Contracts entered into in the ordinary course of business;

                  (f) the discharge or satisfaction of any Lien or the payment of any Liability with respect to any of the Purchased Entities, other than Liens discharged or satisfied and Liabilities paid in the ordinary course of business;

                  (g) any damage, theft, destruction or casualty loss, not covered by insurance, adversely affecting the Assets, Business Assets, operations or business of any of the Purchased Entities, the value of which exceeds $100,000;

                  (h) any acceleration of collections of receivables, any failure to make or delay in making collections of receivables (whether or not past due), accelerated payment of payables or failure to pay or delay in paying payables with respect to any of the Purchased Entities except in the ordinary course of business consistent with past practice;

                  (i) any sale, lease, transfer or assignment or disposition of any Asset or Business Asset (tangible or intangible) of any of the Purchased Entities or the cancellation of any debt or claim of any of the Purchased Entities except for a fair consideration and in the ordinary course of business;

                  (j) any disposal of or failure to keep in effect any rights in, to or for the use of any Intellectual Property material to the business of any of the Purchased Entities;

                  (k) any cancellation, settlement or compromise of any claim or debt due to or owed by any of the Purchased Entities in an amount exceeding $50,000 individually or $250,000 in the aggregate, except for amounts owed by Louisville Joint Venture;

                  (l) any disposition or failure to keep in effect any rights in, to or for the use of any Contract, franchise, license, permit or certificate material to the business of any of the Purchased Entities, except in the ordinary course of business, consistent with past practice;

                  (m) any loss, waiver or release of any material Contract rights or material interests of or with respect to any of the Purchased Entities, except in the ordinary course of business consistent with past practice;

                  (n) the negotiation or execution of any material Contract, arrangement, agreement or understanding to which any Purchased Entity is, will or may become a party which cannot be terminated by such Purchased Entity on notice of thirty (30) days or less without cost or penalty, except in the ordinary course of business consistent with past practice;

                  (o) any material increase in salary, bonus, fringe benefit, or incentive or other compensation payable or to become payable to any officer, director, employee, affiliate or other person receiving compensation of any nature from any of the Purchased Entities or any increase in the number of ownership interests obtainable under, or acceleration of the time of exercisability of, any option, bonus, warranty or similar plan of any of the Purchased Entities, except in the ordinary course of business consistent with past practice;

                  (p) any loan to any officer or employee of the any of the Purchased Entities, or any increase in, or any addition to other benefits under any Employee Plan or Qualified Plan to which any of the officers and employees may be entitled, or any payments to any benefit plan, made any amendment to, written interpretation of, or announcement (whether or not written) relating to a change in employee participation or coverage under any Employee Plan or Qualified Plan that would increase materially the expense of maintaining such Employee Plan or Qualified Plan, or any other payment of any kind to or on behalf of any officer or employee other than payment of base compensation and reimbursement for reasonable expenses in the ordinary course of business;

                  (q) any capital expenditures or commitments therefor by any of the Purchased Entities that aggregate in excess of $100,000, except for capital expenditures or commitments in regard of hockey players or coaches, and except in the ordinary course of business and consistent with past practices; or

                  (r) any change in any method of keeping of the Purchased Entities' books of account or accounting practice or procedure.

         4.6 EMPLOYEE BENEFITS.

                  (a) PURCHASED ENTITIES' EMPLOYEE PLANS.

                           (i) SCHEDULE 4.6(A)(I) sets forth a correct and
complete list of all Purchased Entities' Employee Plans. With the exception of the American Hockey League/Professional Hockey Players Association 401(k) Plan and the Professional Hockey Players Association/American Hockey League Health and Welfare Trust, Sellers and the Purchased Entities have made available to Purchaser true and complete copies of the Purchased Entities' Employee Plans and all related summary descriptions, including copies of any employee handbooks listing or describing such Purchased Entities' Employee Plans and summary descriptions of any Purchased Entities' Employee Plan not otherwise in writing.

                           (ii) Except as set forth in SCHEDULE 4.6(A)(II), each
of the Purchased Entities has fulfilled or has taken all actions necessary to enable it to fulfill when due all of its obligations under each Purchased Entities' Employee Plan. There are no negotiations, demands or proposals which are pending or which have been made to any Seller or Purchased Entity which concern material matters now covered, or that would be covered, by any Purchased Entities' Employee Plan.

                           (iii) Each of the Purchased Entities is in full
compliance with all Applicable Laws applicable to each Purchased Entities' Employee Plan except as set forth in SCHEDULE 4.6(A)(III). There has been no Employee Plan Event which is continuing or in respect of which there is any outstanding liability of any of the Purchased Entities, and no such Employee Plan Event is reasonably expected to occur, with respect to any Purchased Entities' Employee Plan.

                           (iv) The execution and delivery of the Transaction
Documents and the consummation of the transactions contemplated thereby will not cause the acceleration of vesting in, or payment of, any benefits under any Purchased Entities' Employee Plan.

                           (v) Except as provided in SCHEDULE 4.6(A)(V), None of
the Purchased Entities has any formal plan or commitment, whether legally binding or not, to create any additional Employee Plan or to modify or change any existing Employee Plan that would affect any current or former employee of any of the Purchased Entities.

                           (vi) SCHEDULE 4.6(A)(I) separately identifies any
Purchased Entities' Employee Plan that provides life insurance or employee welfare plan benefits (within the meaning of Section 3(1) of ERISA), now or in the future, to any former employee at any cost to any of the Purchased Entities.

                           (vii) The liabilities, obligations, costs and
expenses of the Purchased Entities associated with each of the Purchased Entities' Employee Plans are fully reflected in the Financial Statements.

                  (b) EMPLOYEE PLANS OF THE PURCHASED ENTITIES' ERISA AFFILIATES. There has been no Employee Plan Event with respect to any Employee Plan of any Person that is an ERISA Affiliate of the Purchased Entities or who was an ERISA Affiliate of the Purchased Entities in respect of which any liability could be expected to be incurred by any of the Purchased Entities.

                  (c) PURCHASED ENTITIES' QUALIFIED PLANS.

                           (i) Except as set forth in SCHEDULE 4.6(C)(I), each
Purchased Entities' Qualified Plan has received a favorable determination letter (or opinion letter) from the IRS providing that each such plan satisfies the requirements of Section 401(a) of the Code, and each trust under each such plan is exempt from Taxes under Section 501(a) of the Code. No event has occurred that will, or would reasonably be expected to, give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections.

                           (ii) With the exception of the American Hockey
League/Professional Hockey Players Association 401(k) Plan and the Professional Hockey Players Association/American Hockey League Health and Welfare Trust, Sellers have made available to Purchaser for each Purchased Entities' Qualified Plan copies of the following documents, if applicable: (A) the Form 5500 filed for each of the three most recent plan years, including all schedules thereto and financial statements with attached opinions of independent accountants; and
(B) the most recent determination letter from the IRS.

                  (d) PURCHASED ENTITIES' ERISA PLANS AND MULTIEMPLOYER PLANS. No Purchased Entities' Employee Plan is, and no Employee Plan maintained by any of the Purchased Entities, is an ERISA Plan. None of the Purchased Entities has during the three-year period prior to the date hereof contributed to, or withdrawn in a complete or partial withdrawal from, any Multiemployer Plan or incurred any contingent liability under Section 4204 of ERISA, nor is there any current potential liability for withdrawal from a Multiemployer Plan, except as disclosed in SCHEDULE 4.6(D).

         4.7 LABOR AND EMPLOYMENT MATTERS.

                  (a) SCHEDULE 4.7(A) sets forth a correct and complete list of
(i) all directors, officers and full-time employees of the Purchased Entities,
(ii) the current job title or relationship to the Purchased Entities of each such person described in clause (i) above, (iii) the amount of compensation (including bonuses and commissions) paid to each such Person during the year ended December 31, 2000 as reflected on each such Person's Form W-2 and the current level of annual base compensation of each such Person as of the date hereof and (iv) any employee benefits or perquisites available to any such Person that are not generally available to employees of the Purchased Entities.

                  (b) Except as otherwise disclosed on SCHEDULE 4.7(B), none of the Purchased Entities is a party to any written employment, consulting, noncompete or similar agreement with any Person.

                  (c) Except as otherwise disclosed on SCHEDULE 4.7(C), (i) no employees of any of the Purchased Entities are represented by any labor union or similar organization, (ii) none of the Purchased Entities is party to any collective bargaining or similar agreement covering any of its employees and
(iii) no labor union or similar organization or group of employees has made a demand for recognition filed a petition seeking a representation proceeding, or given any of the Purchased Entities notice of any intention to hold an election of a collective bargaining representative at any time during the past three years.

                  (d) Except as otherwise disclosed on SCHEDULE 4.7(D), (i) no strike, work stoppage, contract dispute or other labor disturbance involving any employees of any of the Purchased Entities currently exists or, to Sellers' Knowledge, is threatened and (ii) no Proceeding by or before any Governmental Authority which relates to allegedly unfair or discriminatory employment or labor practices or the violation of any Applicable Law relating to employment or labor practices is pending against any of the Purchased Entities or, to Sellers' Knowledge, threatened against any of the Purchased Entities.

                  (e) Except as set forth on SCHEDULE 4.7(E), each of the Purchased Entities has complied in all material respects with all Applicable Laws pertaining to the employment and terminating of employees, the hiring and terminating of contractors and sub-contractors, and the immigration and employment of foreign nationals, including, without limitation, all such Applicable Laws relating to labor relations, equal employment practices, fair employment practices, entitlements, prohibited discrimination, terms and conditions of employment, occupational health and safety, wages and hours, independent contractor classification, withholding requirements, worker's compensation or other similar employment or hiring practices or acts, except for any non-compliance that would not result in a Material Adverse Effect, and none of the Purchased Entities is engaged in any unfair labor practices or is a party to any Proceeding involving a violation or alleged violation of any of the foregoing.

         4.8 INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 4.8(A) sets forth a complete and correct list of all material items of Intellectual Property owned by, licensed to, used in connection with the business of, or otherwise material to any of, the Purchased Entities. Except as disclosed on SCHEDULE 4.8(A), all applications and registrations for all Intellectual Property identified in SCHEDULE 4.8(A) as being owned by any of the Purchased Entities are pending and in good standing, without challenge of any kind, and subject to the Purchased Entities' right to bring actions for infringement, misappropriation or unauthorized use thereof.

                  (b) Except as identified in SCHEDULE 4.8(B), the Purchased Entities either (i) own the entire right, title and interest in and to the Intellectual Property, or (ii) have the right to use the Intellectual Property, pursuant to the Contracts identified on SCHEDULE 4.8(C), free from any requirement of any royalty payments, license fees, charges or other payments, conditions or restrictions, except as otherwise noted in the Contracts identified in SCHEDULE 4.8(C) and except as required by the NHL Documents.

                  (c) SCHEDULE 4.8(C) sets forth a complete and correct list of all Contracts (i) pursuant to which the Purchased Entities have licensed or permitted any other Person to use Intellectual Property, and (ii) pursuant to which the Purchased Entities have been granted a license to Intellectual Property. Except as set forth on SCHEDULE 4.8(C), all such Contracts (A) are in full force and effect in accordance with their terms and no default exists thereunder by the Purchased Entities, or to the Knowledge of Sellers, by any other party thereto, and (B) are free and clear of all Liens, other than Permitted Liens.

                  (d) No claim or demand has been made, nor is there any proceeding that is pending, or to the Knowledge of Seller, threatened, that (i) challenges any of the Purchased Entities' rights in Intellectual Property, (ii) asserts that any of the Purchased Entities are infringing upon the intellectual property rights of another, or (iii) claims that any default exists under any Contract listed in SCHEDULE 4.8(C). To the Knowledge of Sellers, no Intellectual Property owned by any of the Purchased Entities is being infringed or subject to unauthorized use by any third party. To the Knowledge of Sellers, none of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority or arbitrator, or has been the subject of any Proceeding within the three years prior to the Effective Date, whether or not resolved in favor of the Purchased Entities.

         4.9 ENVIRONMENTAL COMPLIANCE.

                  (a) CONDITION OF PROPERTY. No condition exists on any real property owned or leased by or on behalf of any of the Purchased Entities or, to the Knowledge of Sellers, prior to such ownership or lease, that currently violates any Environmental Law, where such violation could reasonably be expected to result in Purchaser or any of the Purchased Entities incurring any material costs or expenses for damages, fines, costs of achieving compliance, or investigation or clean-up costs as a result of actions or proceedings by (i) any Governmental Authority; (ii) any third party; or (iii) the Purchased Entities during the normal and reasonable course of their facility operations.

                  (b) COMPLIANCE WITH LAW. Each of the Purchased Entities has operated its business at all times, and all Hazardous Substances used, handled, or generated by the Purchased Entities and, to the Knowledge of Sellers, by



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

others, at or in connection with the real properties used in such business have been used, handled, transported and disposed by the Purchased Entities, and, to the Knowledge of Sellers, by others, in material compliance with all applicable Environmental Laws.

                  (c) PERMITS AND LICENSES. The Purchased Entities have had at all times in full force and effect all material Permits which are required with respect to the properties and operations of their businesses under applicable Environmental Laws. A complete list of all such Permits that are currently required or in effect is set forth in SCHEDULE 4.9(C). Each of the Purchased Entities has operated its business at all time in material compliance with all terms and conditions of the Permits which are required with respect to the properties and operations of such business under applicable Environmental Laws. To the Knowledge of Sellers, no suspension or cancellation of any Permit which is required with respect to the properties, operations and business of the Purchased Entities under applicable Environmental Laws and which is used by the Purchased Entities in connection with them is being threatened, and all such Permits may be renewed and timely complied with without material expense.

                  (d) PENDING OR THREATENED ENVIRONMENTAL CLAIMS. There are no pending or, to Sellers' Knowledge, threatened claims under Environmental Laws relating to the Purchased Entities, their Assets or businesses, the NCRC or Incredible Ice.

                  (e) HAZARDOUS SUBSTANCES OR ENVIRONMENTAL CLAIMS NOTIFICATION. No Seller or Purchased Entity has received, and Sellers know of no reason to expect to receive, any citation, directive, inquiry, notice, order, summons, warning or other communication regarding Hazardous Substances or Environmental Laws that relate to the Purchased Entities, their Assets or businesses, the NCRC or Incredible Ice.

                  (f) CERTAIN MATERIAL. Except as disclosed on SCHEDULE 4.9(F), to the Knowledge of Sellers, there is not in, on or under any of the real properties used by the Purchased Entities or in connection with their businesses any (i) electrical transformers containing PCBs, (ii) underground storage tanks, or (iii) asbestos in friable form that would require abatement under any Environmental Law. To the Knowledge of Sellers, there has been no discharge or release of Hazardous Substances in concentrations, levels or amounts that would require a response or remediation under any Environmental Law.

         4.10 INSURANCE. SCHEDULE 4.10 sets forth a correct and complete list of all insurance policies of which any of the Purchased Entities is the owner, insured or beneficiary (the "INSURANCE POLICIES"). Sellers have made available to Purchaser complete and correct copies of all binders for the current Insurance Policies and all other general liability insurance policies covering the Purchased Entities except for master insurance policies which will not cover the Purchased Entities following the Closing. The Insurance Policies comply in all material respects with the insurance requirements of Applicable Laws and those set forth in the Contracts of the Purchased Entities. All of the Insurance Policies are in full force and effect and, to the Knowledge of Sellers, there is no default with respect to any material provision contained in any of the Insurance Policies, nor has there been any failure to give any notice or present any material claim under any such policy in a timely fashion or as otherwise required by any such policy. Except as otherwise disclosed on SCHEDULE 4.10: (i) all premiums under the Insurance Policies which were due and payable on or prior to the Effective Date have been paid in full; and (ii) none of the Sellers or the Purchased Entities has received notice of any material increase in the premium under, cancellation or non-renewal of or disallowance of any claim under any such policy except as reflected in the Insurance Policy binders or which have occurred in the ordinary course. To the Knowledge of Sellers, the activities of the Purchased Entities have been conducted in a manner so as to conform in all material respects to all applicable provisions of the Insurance Policies. Except as set forth on SCHEDULE 4.10, the coverage of the Insurance

Policies will not cease upon Closing, and each Purchased Entity will continue to be entitled to the benefits of the Insurance Policies owned by such Purchased Entity assuming compliance post-Closing by Purchaser with the terms and conditions of such policies.

         4.11 TAX MATTERS.

                  (a) PURCHASED ENTITIES AND PREDECESSOR ENTITIES.

                           (i) Except as disclosed on SCHEDULE 4.11(A)(I), all
Returns required to be filed by or on behalf of any Purchased Entity, and all Returns required to be filed by or on behalf of any Predecessor Entities (which, together with the Purchased Entities, are each referred to herein individually as a "P&P ENTITY" and collectively as the "P&P ENTITIES"), have been duly filed on a timely basis and all Returns filed by or on behalf of each P&P Entity (including all attached statements and schedules) are true, complete and correct in all material respects. No claim as been made or threatened in writing by any jurisdiction where a P&P Entity does not file Returns that the P&P Entity is or may be subject to Taxes in that jurisdiction. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis. No other Taxes are payable by any P&P Entity with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns).

                           (ii) Each P&P Entity has withheld and paid over all
Taxes required to have been withheld and paid over (including any estimated Taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                           (iii) There are no Liens on any of the Assets of a
P&P Entity with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which, in each case, appropriate reserves have been established.

                           (iv) Sellers shall have made available to Purchaser,
during normal business hours, true and complete copies of all Returns of and for each P&P Entity for all periods beginning after December 31, 1996, all tax audit reports, work papers, statements of deficiencies, closing or other agreements received by a P&P Entity or on its behalf relating to Taxes of any P&P Entity for any period beginning after December 31, 1996 (and with respect to periods beginning on or before December 31, 1996, any Returns, tax audit reports, work papers, statements of deficiencies, closing or other agreements received by or relating to Taxes of any P&P Entity that are in any Seller's possession), and Purchaser shall be permitted to inspect and make copies of such Returns, audit reports, work papers, statements and agreements.

                           (v) Each of Hockey Club Ltd., Arena Operating Ltd.,
and Arena Development Ltd. has been properly classified as a "partnership" for federal and each applicable state income tax purposes, at all times since its formation. (Each Purchased Entity that is classified as a partnership for federal income tax purposes as of the Closing Date is referred to herein as a "PARTNERSHIP ENTITY"). Each of Arena Development Inc., Hockey Club Inc., Arena Operating Inc., Ice Ventures, Enterprises and Enterprises Nova Scotia is properly classified as a corporation for federal and each applicable state income tax purposes (referred to herein as a "CORPORATE ENTITY"). At Closing, Ice Ventures LLC will be properly classified as a disregarded entity for federal and Florida tax purposes and as a disregarded entity or a partnership for each other applicable state income tax purposes, with the result that for all such purposes Purchaser will be treated as acquiring the assets of Ice Ventures LLC.

                                    (A) Except as disclosed on SCHEDULE
4.11(A)(V)(A), there are no audits, inquiries, investigations or examinations, protests, appeals or Proceedings relating to any Returns pending or, to the Knowledge of Sellers, threatened.

                                    (B) Except as disclosed on SCHEDULE
4.11(A)(V)(B), no deficiencies exist or have been asserted in writing with respect to Taxes of any P&P Entity, and no written notice has been received by Sellers or a P&P Entity with respect to the failure to file any Return or pay any Taxes.

                                    (C) No P&P Entity is a party to any action
or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened in writing against it or any of its Assets.

                                    (D) Except as set forth on SCHEDULE
4.11(A)(V)(D), only Panthers AHL, Ice Ventures and Enterprises has ever been included in an affiliated group of corporations, within the meaning of Section 1504 of the Code, and none has ever been a member of any combined or unitary group.

                                    (E) Panthers AHL, Ice Ventures and
Enterprises joined or will join in the filing of consolidated federal Income Tax Returns as part of the consolidated group of which Boca is the parent company and joined or will join in the filing of consolidated, combined or unitary state income tax returns as part of a consolidated, combined or unitary group of which Boca is the parent company for the states listed on SCHEDULE 4.11(A)(V)(E).

                                    (F) Except as disclosed on SCHEDULE
4.11(A)(V)(F), no extension of time to file any Return (which has not been filed) has been requested by or granted by a P&P Entity. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of a P&P Entity.

                                    (G) Except as disclosed on SCHEDULE
4.11(A)(V)(G), no P&P Entity is or was a party to any tax sharing agreement, tax indemnity agreement, tax allocation agreement, or similar arrangement with any Person.

                                    (H) The amount of each P&P Entity's
liability for unpaid Taxes for all periods ending on or before the Balance Sheet Date, determined on a GAAP basis (taking into account the Return Preparation Standard) does not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of that date, and the amount of a P&P Entity's liability for unpaid Taxes for all periods ending on or before the Closing Date determined on a GAAP basis (taking into account the Return Preparation Standard) will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals will be reflected in the Closing Working Capital Amount.

                           (vi) Except as disclosed on SCHEDULE 4.11(A)(VI):

                                    (A) No P&P Entity is required to treat any
Asset as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. No P&P Entity has made or is bound by any election under Section 197(f)(9)(B) of the Code.

                                    (B) No P&P Entity has disposed of any
property that is currently being accounted for under the installment method.

                                    (C) Within the last five years, no P&P
Entity has agreed to make, and has not been required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise.

                                    (D) No P&P Entity is a member of any joint
venture or partnership or a party to any other arrangement or contract that is treated as a partnership for federal income tax purposes.

                                    (E) No P&P Entity has made elections
comparable to those described in this section under any state, local or foreign tax law or is required to apply any rules comparable to those described in this section under any state, local or foreign tax laws.

                                    (F) The transactions contemplated hereby are
not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of Applicable Law.

                                    (G) Neither Ice Ventures, Panthers AHL nor
Enterprises has made any election under Section 338 of the Code, and no action has been taken that would result in any Income Tax liability with respect to Ice Ventures, Panthers AHL or Enterprises as a result of a deemed election within the meaning of Section 338 of the Code.

                           (vii) No Purchased Entity will be liable for any
Taxes attributable to any Pre-Closing Period except for Taxes reflected as a liability in the calculation of the Closing Working Capital Amount.

         4.12 COMPLIANCE WITH ORGANIZATIONAL DOCUMENTS AND APPLICABLE LAWS. Except as set forth in SCHEDULE 4.12, the Purchased Entities and their respective businesses are being operated in compliance with (a) the respective Organizational Documents of the Purchased Entities and (b) to the Knowledge of Sellers, all Applicable Laws.

         4.13 CONTRACTS.

                  (a) SCHEDULE 4.13 contains an accurate and complete list of all Contracts of the Purchased Entities (including without limitation, advance booking contracts and NHL player contracts), including all amendments thereto and modifications thereof (whether written or oral) (the "PURCHASED ENTITIES' CONTRACTS"). Sellers shall deliver to Purchaser an updated version of SCHEDULE
4.13 on the Closing Date.

                  (b) Sellers have made available to Purchaser true and correct copies of the Purchased Entities' Contracts. With respect to oral Purchased Entities' Contracts, Sellers shall have provided a summary of the material terms thereof to Purchaser. Each of the Purchased Entities' Contracts is in full force and effect and is binding upon and enforceable in accordance with its terms against the Purchased Entity which is a party thereto and, to the Knowledge of Sellers, each other party thereto, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

                  (c) There has not occurred any material breach, default, event of default or, to the Knowledge of Sellers, any circumstance that with notice or the passage of time, or both, would (i) constitute a default or event of default of a Purchased Entity or, to the Knowledge of Seller, of any other party to a material Contract and (ii) give to others any right of termination, acceleration, suspension, revocation, cancellation or amendment of such Purchased Entities' Contract.

                  (d) No Purchased Entity has assigned any of its material rights pursuant to any Purchased Entities' Contract to any Person other than another Purchased Entity and each applicable Purchased Entity holds its rights pursuant to the Purchased Entities' Contracts free and clear of any Liens, except for Permitted Liens.

                  (e) SCHEDULE 4.13 sets forth each Purchased Entities' Contract with respect to which the consent, release or other approval of the other party or parties thereto or other Person must be obtained by or on behalf of Sellers or any Purchased Entity by virtue of the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereunder (each, a "REQUIRED CONTRACTUAL CONSENT").

         4.14 TITLE TO ASSETS.

                  (a) The Purchased Entities own and have valid title to or, in the case of leased Assets or Assets held under license, a valid leasehold or license interest in, all Assets owned or leased by the Purchased Entities, all Assets reflected in the Financial Statements and those Assets acquired by the Purchased Entities since that date, and all material Assets used in connection with their respective businesses (collectively, the "BUSINESS ASSETS"), free and clear of all Liens except as set forth in SCHEDULE 4.14(A)(I) and except for other Permitted Liens. A list of all of the Business Assets is set forth in
SCHEDULE 4.14(A)(II).

                  (b) Except as set forth on SCHEDULE 4.14(B), all material Business Assets are adequate for the purposes for which they are used.

                  (c) Except as set forth on SCHEDULE 4.14(C), no material Business Asset (other than Licensed Real Property) is held under any lease, security agreement or pledge agreement or is located other than in possession of the Purchased Entities. All of the leases of personal property to which any of the Purchased Entities are a party afford such Purchased Entity peaceful and undisturbed possession of the subject matter of the lease, subject to compliance with the terms of such leases.

                  (d) Except as listed on SCHEDULE 4.14(D) and except for Permitted Liens, the Purchased Entities have no Liabilities to any Governmental Authority as it may relate to the construction, acquisition or operation of any Asset of the Purchased Entities or any material Asset used in connection with their businesses.

         4.15 OWNED REAL PROPERTY. The Purchased Entities do not own any real property and are not parties to any contract, option agreement or otherwise, pursuant to which they have the right or obligation to acquire title to or any interest in real property.

         4.16 LICENSED REAL PROPERTY.

                  (a) SCHEDULE 4.16(A) sets forth a complete list of all real property leased or licensed currently by the Purchased Entities (the "LICENSED REAL PROPERTY") and the Contracts under which such Licensed Real Property is leased or licensed to the Purchased Entities (the "LEASES"). The full and accurate address of each parcel of Licensed Real Property and the lessor or licensor thereof is identified on SCHEDULE 4.16(A) together with the mailing address of each lessor or licensor. Sellers have previously made available to Purchaser true, correct and complete copies of all of the Leases.

                  (b) The Purchased Entities have a good and valid interest in all Licensed Real Property, free and clear of all Liens, except as set forth on
SCHEDULE 4.16(B) and except for Permitted Liens. All Licensed Real Property is available for use in the operation of the businesses of the Purchased Entities.


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


Subject to the terms and conditions of the respective Leases, the Purchased Entities have such access to all Licensed Real Property as is necessary for the conduct of their respective businesses as historically operated.

                  (c) The Leasehold Improvements, on the Closing Date, will be in substantially the same condition they were in on the date hereof, reasonable wear and tear excepted.

                  (d) As of the Effective Date,

                           (i) Except (A) for the occupancy and use of the
Licensed Real Property by a Purchased Entity, (B) as may be disclosed in
SCHEDULE 4.16(D)(I), and (C) for uses of the NCRC and Incredible Ice in the ordinary course of business by patrons thereof, there are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Licensed Real Property, and no person or entity other than a Purchased Entity occupies or uses any portion of the Licensed Real Property.

                           (ii) To Sellers' Knowledge, there are no outstanding
rights of first refusal, rights of reverter or options relating to the Licensed Real Property or any interest therein. To Sellers' Knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Licensed Real Property. To Sellers' Knowledge, no Person holding a security interest in the Licensed Real Property or any part thereof has the right to consent or deny consent to the transactions contemplated by the Transaction Documents.

                           (iii) To the Knowledge of Sellers, the Purchased
Entities have not violated and there is no other material violation of any Applicable Law relating to the Licensed Real Property.

                           (iv) There are no pending or, to the Knowledge of
Sellers, threatened (i) condemnation proceedings or eminent domain proceedings against the Licensed Real Property, or (ii) Governmental Authority assessments or impositions which could affect any part of the Licensed Real Property. Sellers agree to notify Purchaser immediately upon learning that any Governmental Authority assessment, imposition, or any condemnation, eminent domain or similar proceeding has been commenced or is threatened, which could affect any part of the Licensed Real Property.

                  (e) The Licensed Real Property, all Leasehold Improvements and all uses thereof by the Purchased Entities currently existing, to the Knowledge of Sellers, do not violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning building, safety or subdivision ordinance or regulations or urban redevelopment plans as modified by any duly issued variances or any Applicable Law.

                  (f) No Purchased Entity and, to the Knowledge of Sellers, no other party to any Lease is in default under any Lease, and to Sellers' Knowledge there has not occurred any event or circumstance that, with notice or the passage of time, or both, would constitute a default under any Lease.

         4.17 UTILITIES. Utility service lines and connections necessary to provide water, sewer, gas, electricity and telephone service to the NCRC, Incredible Ice and all other Leased Real Property or Real Property at levels sufficient to support its operation, use and maintenance have been installed and are available for use.

         4.18 PERMITS. SCHEDULE 4.18 sets forth all certificates, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons) necessary for the operation of the Purchased Entities and their respective businesses in substantially the same manner as



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

currently operated (the "PURCHASED ENTITIES' PERMITS"). Except as set forth in
SCHEDULE 4.18, each Permit is valid and in full force and effect in all material respects and, assuming the related Required Governmental Approvals have been obtained prior to the Closing Date, will be in full force and effect immediately after the Closing.

         4.19 BANK ACCOUNTS. SCHEDULE 4.19 sets forth the name of each bank in which a Purchased Entity has an account or safe deposit box, the identifying numbers or symbols thereof and the names of all persons authorized to draw thereon or have access thereto, and each credit card issued to a Purchased Entity or any person for which the Purchased Entity is responsible for charges made thereon, the issuer of such credit cards, the identifying numbers or symbols thereof and the names of all persons to which such cards have been issued or to whom access to such cards has been given.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Sellers to enter into this Agreement, Purchaser represents, warrants and covenants to Sellers that the following matters are true and correct as of the Effective Date and as of the Closing Date.

         5.1 EXISTENCE AND POWER. Purchaser is a limited liability limited partnership duly formed, validly existing and in good standing under the laws of the State of Florida. Purchaser has full power and authority to own, lease and operate its Assets and to conduct its business as now being conducted. Purchaser is qualified or licensed to do business in all states and other jurisdictions where its ownership, leasing or operation of its Assets, or the conduct of its business, as now being conducted and as proposed to be conducted, requires such qualification or licensing.

         5.2 CORPORATE POWER; AUTHORIZATION; NO CONTRAVENTION; CONSENTS.

                  (a) Purchaser has all requisite legal and partnership power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out and perform its obligations under the terms of this Agreement and any other Transaction Document to which it is a party.

                  (b) The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership action on the part of Purchaser, and no other partnership proceedings or action on the part of Purchaser or any of its partners is necessary to authorize this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby and thereby.

                  (c) The execution, delivery, and performance by Purchaser of their covenants and obligations under this Agreement and the other Transaction Documents, and the consummation of the transaction contemplated hereby and thereby will not:

                           (i) Conflict with or violate the Organizational
Documents of Purchaser;

                           (ii) result in any breach or violation of, or
constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any Contract of Purchaser;

                           (iii) require any consent or approval of any third
party or any party to any Contract of Purchaser; or

                           (iv) conflict with or violate any Applicable Law.

         5.3 BINDING EFFECT. This Agreement and each of the Transaction Documents to which Purchaser is a party constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.4 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or registration, declaration or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Purchaser of this Agreement or any other Transaction Document, other than compliance with any applicable requirements of the HSR Act with respect to the consummation of the transactions contemplated hereby.

         5.5 INVESTMENT REPRESENTATIONS. Purchaser understands that the Equity Interests are not registered under the Securities Act or any applicable state securities laws. Purchaser also understands that the Equity Interests are being offered and sold pursuant to an exemption from registration contained in the Securities Act and exemptions pursuant to applicable state securities laws based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

                  (a) ECONOMIC RISK. Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Entities.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Equity Interests for Purchaser's own account for investment purposes only, and not with a view towards distribution.

                  (c) PROTECTION. Purchaser: (i) is an accredited investor within the meaning of Regulation D promulgated under the Securities Act; (ii) has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement as well as sufficient financial strength to hold the Equity Interests as investments and to bear the economic risks of such investments for an indefinite period of time.

                  (d) INFORMATION. Purchaser has: (i) received and read all information that Purchaser has requested regarding the Purchased Entities' business, management and financial affairs; (ii) had the opportunity to discuss such matters with directors, officers and management of the Purchased Entities;
(iii) had the opportunity to review the Purchased Entities' operations and facilities; and (iv) had the opportunity to ask questions of and receive answers from each of the Purchased Entities and its management regarding the terms and conditions of this investment.

                  (e) RESIDENCE. The office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth in SECTION 11.1 hereof.

         5.6 ADVISORY FEES. Purchaser has not retained or authorized any investment banker, broker, finder or other intermediary or advisor to act on behalf of Purchaser or its Affiliates who might be entitled to any fee, commission or reimbursement of expenses from Purchaser, Sellers or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement. Purchaser shall be solely responsible for all costs and expenses incurred by it in connection therewith and shall indemnify, defend and hold harmless Sellers for all such costs.

         5.7 LITIGATION. There is no proceeding pending or, to the Knowledge of Purchaser, threatened against or affecting Purchaser before any Governmental Authority, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Agreement.

         5.8 FINANCIAL MATTERS. Purchaser has, or at Closing will have, sufficient funds available to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                              COVENANTS OF SELLERS

         6.1 COMPLIANCE WITH CONTRACTS AND APPLICABLE LAW. From the Effective Date through the Closing Date, Sellers shall, and shall cause the Purchased Entities to, comply with (i) all material terms, conditions and requirements set forth in all Contracts of Sellers and the Purchased Entities, (ii) the Organizational Documents applicable to such entities, (iii) all material Applicable Laws, and (iv) this Agreement.

         6.2 CONDUCT OF BUSINESS PRIOR TO CLOSING.

                  (a) From the Effective Date through the Closing Date, Sellers and Purchaser shall jointly manage and direct the conduct of the Purchased Entities' respective businesses (other than with respect to Louisville Joint Venture, which shall be subject to SECTION 2.7 hereof) ("JOINT MANAGEMENT AND CONTROL") and, subject to the satisfaction of the requirements outlined below, Sellers shall cause the Purchased Entities to take such actions as are reasonably requested by a Representative (as defined below) in respect of the business of the Purchased Entities. In furtherance of the foregoing, Sellers and Purchaser shall each designate and identify to the other a representative (each, a "REPRESENTATIVE") who shall have sole authority on behalf of his principal to exercise the Joint Management and Control. Either party shall have the right to appoint a successor Representative and an alternate who may serve as an acting Representative upon the non-availability of such Representative. In the conduct of Joint Management and Control, a Representative shall be free to suggest that Sellers cause a Purchased Entity to take (1) a Major Decision (as defined below) or (2) an Ordinary Course Decision (as defined below). A request by a Representative that a Purchased Entity take actions to implement a Major Decision or an Ordinary Course Decision shall be hereinafter referred to as a "REQUESTED ACTION." Sellers shall have no obligation to cause the Purchased Entities to take a Requested Action unless the other Representative shall have consented to such Requested Action. If both Representatives concur, then Sellers shall cause the Purchased Entities to take the Requested Action as soon as reasonably practical under the circumstances. If both Representatives cannot agree upon the Requested Action, then Sellers and Purchaser shall undertake the deadlock settlement procedures set forth in Section 6.2(d) below. For purposes of this Agreement, the term "ORDINARY COURSE DECISION" shall mean all operating, management and business decisions and actions of a Purchased Entity other than decisions defined as a Major Decision. For purposes of this Agreement, the term "MAJOR DECISION" shall mean any of the following actions:

                           (i) a sale, transfer or conveyance of any material
Assets of the Purchased Entities;

                           (ii) entering into or making any material amendment
to any Contract;

                           (iii) amending any Employee Plan to materially
increase benefits, or creating any new Employee Plan other than as required by Applicable Law or a previously existing contractual commitment;

                           (iv) authorizing or making any capital expenditure
outside the ordinary course of business which individually is in excess of $50,000 or in the aggregate are in excess of $100,000;

                           (v) violating any Applicable Laws in any material
respect;

                           (vi) taking any action which would result in any of
Sellers' representations and warranties herein not being true and correct; and

                           (vii) determining Hockey Club Ltd.'s player budget
and making decisions with respect to Hockey Club Ltd.'s roster of players, whether or not such determination and decisions increase Hockey Club Ltd.'s overall player obligations.

                  (b) NOTICE. Each of the parties shall promptly notify the other, in writing, of the occurrence or existence of any event or circumstance of which Purchaser, any Seller or any Purchased Entity, as the case may be, is aware and which would (i) violate this SECTION 6.2, or (ii) make the satisfaction of any condition in SECTION 8.1 impossible or unlikely.

                  (c) REPRESENTATIVES' CONSENT. Any Representative desiring that a Purchased Entity take a Requested Action shall provide written notice to the other Representative of such request and the Representatives shall confer at the earliest practical opportunity to discuss such request. On the other hand, a Representative whose consent is needed to a Requested Action shall be deemed to have given his consent, if such Representative shall not have responded to any request for consent made pursuant to this SECTION 6.2 within three (3) business days after receipt by such Representative of such request in the case of an Ordinary Course Decision or within five (5) business days after receipt by such Representative of such request in the case of a Major Decision.

                  (d) AGREED STANDARDS FOR CONSENT. A Representative shall not unreasonably withhold or delay his consent to any Requested Action that is an Ordinary Course Decision. However, no Representative shall be required to consent to any Major Decision if in such Representative's reasonable business judgment the Requested Action will not be in the best interests of the Purchased Entity affected by such action or its shareholders, officers, directors or employees.

                  (e) DEADLOCK SETTLEMENT PROCEDURES. If in the conduct of the Joint Management and Control, the Representatives are unable to jointly agree upon a Requested Action and despite their good faith efforts the Representatives are unable to resolve their deadlock concerning a Requested Action then Sellers and Purchaser agree that the sole remedy for either party shall be to request that the Commissioner of the NHL resolve the deadlock and determine on behalf of the parties whether the Requested Action be taken or not. Any request for a determination of the Commissioner of the NHL shall be in writing and in a form jointly signed by each of the Representatives. In connection with a decision rendered by the Commissioner of the NHL, each of Sellers and Purchaser agree that the decision of the Commissioner of the NHL shall be final and binding upon them with respect to the Requested Action.

                  (f) PROHIBITED ACTIONS. Notwithstanding the agreement to have Joint Management and Control of the Purchased Entities, neither party shall have the right to request or seek to cause any of the Purchased Entities to take any of the following actions:

                           (i) incurring any indebtedness other than trade
payables incurred in the ordinary course of business pursuant to Contracts now in effect or entered into in accordance with SECTION 6.2(A).;

                           (ii) initiating, bringing, settling or compromising
any suits or claims of liability against any Purchased Entity, its officers, directors, employees or agents;

                           (iii) other than player personnel, which shall be
subject to the provisions of SECTION 6.2(A)(VII), hiring or terminating any person as an employee of any Purchased Entity, or extending the term of any employment or amending the employment terms of any employee of any Purchased Entity; or

                           (iv) any action that will result in or cause a
violation or breach of any Contract or Applicable Law to which any Seller or Purchased Entity shall be subject or bound.

                  (g) ACKNOWLEDGMENT OF FAIR DISCLOSURE OBLIGATIONS. Purchaser acknowledges that in connection with its exercise of Joint Management and Control it may learn or become aware of confidential information that will be subject to the disclosure limitations contained in the Securities Exchange Act.

                  (h) RESPONSIBILITY FOR OTHER EXPENSES AND LIABILITIES. Any expenses and liabilities which the Purchased Entities incur between the Effective Date and the Closing Date as a result of either party causing the Purchased Entities to take actions without complying with the Joint Management and Control procedures described herein shall be the sole responsibility and obligation of such party.

         6.3 PRESERVATION OF BUSINESS AND ASSETS. Consistent with the provisions of SECTION 6.2, from the Effective Date through the Closing Date, Sellers and Purchaser shall, and shall cause the Purchased Entities to (a) cooperate with each other in the conduct of Joint Management and Control, (b) use their respective reasonable commercial efforts to preserve intact the business, operations, business organizations and relationships and goodwill of the Purchased Entities, and to keep available the services of the present officers, employees, players, coaches, agents and other personnel of the Purchased Entities, in each case to the extent commercially reasonable, (c) use their respective reasonable commercial efforts to maintain, in the exercise of its reasonable business judgment, all business Assets of the Purchased Entities in the same condition as historically maintained, ordinary wear and tear excepted, and (d) use their respective reasonable commercial efforts to maintain in full force and effect, in the exercise of its reasonable business judgment, all Permits and Insurance Policies.

         6.4 MAINTENANCE OF INSURANCE COVERAGE AND CERTAIN POLICIES. From the Effective Date through the Closing Date, Sellers, the Purchased Entities and Purchaser shall maintain the Insurance Policies and Sellers and Purchaser shall not, nor will they permit any of the Purchased Entities to, take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability, prior to the Closing Date, of any of the Insurance Policies.

         6.5 CURRENT INFORMATION. From the Effective Date through the Closing Date, Sellers will give Purchaser and its representatives, lenders, financiers and financial and legal advisors (the "PURCHASER'S REPRESENTATIVES") full and reasonable access to the offices, facilities, books, records and personnel of the Purchased Entities on an ongoing basis, in order that Purchaser may exercise the Joint Management and Control in accordance with SECTION 6.2. In addition, Sellers and Purchaser promptly will notify the other of any of the following of which they become aware: (i) any material change from the normal course of business of the Purchased Entities or their businesses, (ii) any complaints from a Governmental Authority, (iii) any litigation (or written communications received by Sellers, the Purchased Entities or Purchaser indicating that the same may be contemplated) or, (iv) any condition, event or circumstance which, individually or in the aggregate, could result in a Material Adverse Effect or could affect, challenge, prevent, alter or materially delay any of the transactions contemplated by its Agreement and the Transaction Documents, and



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

the parties will keep one another informed with respect to such events. In addition, Sellers will deliver promptly to Purchaser copies of all internal financial reports regularly prepared by or for Sellers with respect to the Purchased Entities and Returns filed with any Governmental Authority. In connection with the access described herein, the respective Representatives of the parties shall be the contact person for each of them with responsibility for requesting and approving access.

         6.6 CONSENTS AND APPROVALS. Sellers and Purchaser shall, and Sellers shall cause the Purchased Entities to, use their respective reasonable commercial efforts to obtain any consent, approval, authorization or waiver (including without limitation, any Required Consents) required for the transactions contemplated by this AGREEMENT. Without limiting the generality of the foregoing, upon execution of this Agreement, Sellers and Purchaser shall each apply to the NHL for approval of the transfer of ownership of the NHL Franchise to Purchaser in accordance with and pursuant to the applicable provisions and requirements of the NHL. Purchaser shall fully cooperate with Sellers in all reasonable respects in seeking such consent, approval, authorization or waiver, including, but not limited to, the timely filing (as soon as possible but in no event more than five business days after request is made) of all documents and information reasonably required of Purchaser by the NHL in connection with such transfer application.

         6.7 ADMINISTRATION OF ACCOUNTS. All payments and reimbursements made by any third party to Sellers in respect of the business of the Purchased Entities or in the name or for the benefit of or to any of the Purchased Entities or related to the business of the Purchased Entities after the Closing Date shall be held by Sellers in trust for the benefit of Purchaser and, immediately upon receipt by Sellers of any such payment or reimbursement, Sellers shall pay, or cause to be paid, over to Purchaser the amount of such payment or reimbursement without right of set off, PROVIDED, HOWEVER, that no amounts shall be due or payable to Purchaser if the amounts received by Sellers were not reflected in current assets in the calculation of the closing Working Capital Amount.

         6.8 ICE VENTURES LLC. Prior to the Closing, Sellers shall (a) cause Ice Ventures LLC to be formed as a Florida limited liability company, all the equity interests of which shall be owned by Boca and which shall be treated for federal income tax purposes as a disregarded entity, and (b) cause Ice Ventures to be merged with and into Ice Ventures LLC, with Ice Ventures LLC as the surviving entity in such merger.

         6.9 ADVISORY FEES. Sellers shall be solely responsible for all fees, costs and expenses incurred in connection with any Seller's retention or authorization of any investment banker, broker, finder or other intermediary or advisor to act on behalf of any Seller or any of its respective Affiliates in connection with the transactions contemplated by this Agreement, and Sellers jointly and severally shall indemnify, defend and hold harmless Purchaser for all such fees, costs and expenses. This indemnification obligation shall not be subject to the time limitations of SECTION 10.1 or to the provisions of SECTION 10.2(D).

                                  ARTICLE VII

                         OTHER COVENANTS OF THE PARTIES

         7.1 CERTAIN FILINGS. Sellers and Purchaser shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or reasonably appropriate. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, including, without limitation, any Required Governmental Approval, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any corresponding actions, consents, authorizations, approvals or waivers. Without limiting the foregoing, the parties hereto shall each promptly complete and file all reports and forms, and respond to all requests or further requests for additional information, as may be required or authorized under the HSR Act. The Sellers and Purchaser shall furnish to each other such information and assistance as the other may reasonably request in connection with their preparation of such filings, and each of the Sellers and



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

Purchaser shall provide the other with copies of all correspondence, filings or communications between such party or its representatives and any governmental authority with respect to the matters contemplated by this Agreement so that each party has a reasonable amount of time to review and comment on such correspondence, filings or communications. Sellers and Purchaser will notify each other at mutually agreeable times of the status of applications with Governmental Authorities and third party consents related to the transactions contemplated by the Transaction Documents.

         7.2 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Sellers and Purchaser will use all reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under this Agreement or Applicable Law to consummate the transactions contemplated by this Agreement. In determining whether the efforts by a party are commercially reasonable, the efforts must be considered in the context of a party who is obligated to sell or purchase. Sellers and Purchaser agree, subject to the satisfaction of the conditions contained in this Agreement, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         7.3 LIMITATIONS ON REQUIRED ACTIONS. Any other provision of this Agreement to the contrary notwithstanding, but subject to the express provisions of SECTION 8.1(K), in no event shall Purchaser or any Affiliate of Purchaser or Sellers or any Affiliate of Sellers be required to take, or agree to take, any extraordinary actions, including without limitation any of the following actions, in order to satisfy any applicable conditions to the Closing, including to obtain any required approval of the NHL or any Required Governmental
Approval: (a) payment of any amount other than reasonable and customary filing or application fees, (b) acceptance of any requirement to divest, hold separate, or otherwise rearrange the composition of, any portion of its assets or business, (c) acceptance of any condition that would make the holding of any material assets (including shares of stock or other equity interests in any Person) illegal or subject to any materially burdensome requirement or condition, or (d) acceptance of any requirement to cease or refrain from engaging in any business.

         7.4 PUBLICITY. Until the Closing, except as required by Applicable Law or the rules of any stock exchange, no public announcement, press release or other public disclosure regarding this Agreement or the transactions referred to herein shall be made by any party hereto or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior consent of the other party, which consent will not be unreasonably withheld or delayed. If a public announcement, press release or other statement or disclosure is required by law, the Parties shall consult with each other in advance as to form, content, timing and manner of distribution or publication thereof.

         7.5 CONFIDENTIALITY.

                  (a) As used in this section, the "CONFIDENTIAL INFORMATION" of a party shall mean all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates and (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates; provided, that the Confidential Information of a party shall not include (A) information which is or becomes generally known to the public through no act or omission of the other party and (B) information which has been or hereafter is lawfully obtained by



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


the other party from a source other than the party to whom such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party.

                  (b) Except as otherwise permitted by subsection (c) below, each party agrees that it will not, without the prior written consent of the other party, disclose or use for its own benefit any Confidential Information of the other party.

                  (c) Notwithstanding subsection (b) above, each of the parties shall be permitted to:

                           (i) disclose Confidential Information of the other
party to its officers, directors, employees, equity holders, lenders, agents, accountants, attorneys, advisors and Affiliates, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under this Agreement, and in the case of Purchaser, to prepare to become the owner and operator of the NHL Franchise, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such Persons maintains the confidentiality of any Confidential Information that is so disclosed;

                           (ii) make additional disclosures of or use for its
own benefit Confidential Information of the other party, but only if and to the extent that such disclosures or use are specifically contemplated by this Agreement; and

                           (iii) disclose Confidential Information of the other
party to the extent, but only to the extent, required by Applicable Law; provided, that prior to making any disclosure pursuant to this subparagraph, the party required to make such disclosure (the "DISCLOSING PARTY") shall notify the other party (the "AFFECTED PARTY") of the same, and the Affected Party shall have the right to participate with the Disclosing Party in determining the amount and type of Confidential Information of the Affected Party, if any, which must be disclosed in order to comply with Applicable Law.

         7.6 COSTS AND EXPENSES. Sellers and Purchaser shall each be responsible for and bear their own costs and expenses incurred in connection with the transactions contemplated under this Agreement; provided, however, that Sellers and Purchaser shall each pay one-half of any HSR Act filing fees and any transfer taxes required to be paid in connection with the transactions contemplated under this Agreement.

         7.7 TAXES.

                  (a) PRE-CLOSING MATTERS.

                           (i) Sellers shall cause any tax-sharing agreements,
tax indemnity agreements, tax allocation agreements, or similar agreements with respect to any Purchased Entity, and any power of attorney with respect to Tax matters involving any Purchased Entity, to be terminated on or prior to the Closing Date so that from and after the Closing Date the Purchased Entities shall not be bound thereby or have any liability thereunder.

                           (ii) No material new elections with respect to Taxes
nor any material changes in current elections with respect to Taxes affecting any Purchased Entity shall be made after the Effective Date without the prior written consent of Purchaser.

                           (iii) Sellers shall deliver to Purchaser at Closing a
"Certificate of Nonforeign Status" under Section 1445 of the Code and Treasury Regulation Section 1.1445.2, dated as of the Closing Date and in a form reasonably satisfactory to Purchaser.

                  (b) ALLOCATION OF TAXES FOR PRE-CLOSING AND POST-CLOSING PERIODS.

                           (i) Except for Taxes described in SECTION 7.7(D)(II),
Sellers shall pay all Taxes attributable to the operations or assets of each Purchased Entity allocable to any Pre-Closing Period whether such Taxes are due before or after Closing, including

                                    (A) all Income Taxes specifically
attributable to a Purchased Entity ceasing to be a member of Sellers' consolidated group (which shall include any income from an intercompany transaction described in Treasury Regulation Section 1.1502-13 or with respect to any excess loss account described in Treasury Regulation Section 1.1502-19 or pursuant to any comparable provisions of state, local or foreign tax law),

                                    (B) all Income Taxes with respect to income,
gain or loss from the sale of the Equity Interests.

                           (ii) Subject to the provisions below, the Income
Taxes allocable to a Pre-Closing Period shall be determined on the accrual accounting method and on the basis of a closing of the books of each Purchased Entity as of the end of the Closing Date. The Income Taxes attributable to a Purchased Entity's direct and indirect interest in any Tax Partnerships shall be determined by a closing of the books of each Tax Partnership as of the end of the Closing Date, and all Income Taxes attributable to the operations and activities of a Tax Partnership through the end of the Closing Date using the accrual accounting method shall be considered Income Taxes of the Purchased Entity allocable to a Pre-Closing Period. Notwithstanding the previous two sentences, income or gain arising on the Closing Date with respect to a Purchased Entity as a result of an action taken by Purchaser (other than the transactions contemplated herein) on such Closing Date, shall be allocated to the Post-Closing Period.

                           (iii) For federal income tax purposes, Sellers shall
include all income of each Purchased Entity which is a Corporate Entity for all Pre-Closing Periods in the consolidated federal income tax Returns of Sellers' consolidated group and shall pay any Income Taxes attributable to such income. Any position on such Returns that relates to a Corporate Entity shall comply with the Return Preparation Standard.

                  (c) TRANSFER TAXES. Unless otherwise prohibited by Applicable Law, Sellers and Purchaser shall each pay 50% of any sales, use, transfer, stamp, documentary or other similar Taxes and any recording and filing fees (collectively "TRANSFER TAXES"), with respect to the transactions contemplated by the Transaction Documents.

                  (d) COVENANT OF INDEMNIFICATION.

                           (i) Except for Taxes described in SECTION 7.7(D)(II),
Sellers, jointly and severally covenant to, and shall indemnify and hold harmless Purchaser and each Purchased Entity from and against (without duplication) any Losses incurred by Purchaser or any Purchased Entity with respect to:

                                    (A) Any Taxes of a Purchased Entity
attributable to a Pre-Closing Period;

                                    (B) Any Taxes specifically attributable to a
Corporate Entity leaving Sellers' consolidated group (which shall include any deferred intercompany gain under Treasury Regulation Section 1.1502-13 and income with respect to an excess loss account under Treasury Regulation Section 1.1502-19, or pursuant to any comparable provision of state, local or foreign tax law);

                                    (C) Any liability of a Purchased Entity or
Corporate Entity for any Pre-Closing Period for the Income Taxes of any other Person as a transferee, a successor, by contract, pursuant to Treasury Regulation Section 1.1502-6, or otherwise;

                                    (D) Any bulk sales tax liability associated
with this transaction; and

                                    (E) Breach of the representation contained
in SECTION 4.11(A)(VII).

                           (ii) Purchaser covenants to, and shall indemnify and
hold harmless Sellers from and against (without duplication) any Losses incurred by Sellers with respect to:

                                    (A) Any Taxes of a Purchased Entity
attributable solely to a Post-Closing Period;

                                    (B) Any Transfer Taxes that are the
obligation of Purchaser under SECTION 7.7(C); and

                                    (C) Taxes reflected as liabilities in the
calculation of the Closing Working Capital Amount.

                           (iii) Any indemnity payments made between the parties
pursuant to this SECTION 7.7 shall be treated as an adjustment to the Purchase Price.

(iv) The indemnity provided for in this SECTION 7.7(D) shall not be subject to the time limitations of SECTION 10.1 or to the provisions of SECTION 10.2(D).

                  (e) PREPARATION OF RETURNS.

                           (i) All Returns for a Purchased Entity with respect
to a Pre-Closing Period shall be prepared and filed by Seller. Sellers shall pay all Taxes shown as due on those Returns; provided that if any amount shown as due on those Returns is the obligation of Purchaser under SECTION 7.7(D)(II), Purchaser shall pay such amount to Sellers at least five (5) Business Days prior to the filing of such Returns. The Returns described above shall be prepared in accordance with the Return Preparation Standard insofar as such Returns relate to a Purchased Entity. Where any Taxes shown as due on any Return are the obligation of Purchaser under SECTION 7.7(D)(II), Sellers shall provide Purchaser with a copy of each such Return (and supporting schedules) in the form proposed to be filed by Sellers (a "PROPOSED RETURN") at least 30 days in advance of the due date (including any extensions) for such Return; Purchaser and their authorized representatives shall have the right to review and comment on the Proposed Return, and Sellers shall make any changes reasonably requested by Purchaser in order to cause the Proposed Return to comply with the Return Preparation Standard. Neither Sellers nor any Affiliate shall file any amended Return or claim for Tax refund with respect to any Purchased Entity with respect to any Pre-Closing Period, without the consent of Purchaser, if the requested adjustment would increase the Tax liability of Purchaser for any period unless Sellers or the Affiliate, as the case may be, agree to indemnify Purchaser for the full cost of such increased Tax liability of Purchaser.

                           (ii) Except for state and federal Income Tax Returns
described in paragraph (i) above, all Returns with respect to a Purchased Entity that are to be filed after the Closing Date shall be prepared and filed by Purchaser, and Purchaser shall pay any amount shown as due on such Returns.

                  (f) NOTIFICATION OF PROCEEDINGS. In the event that Purchaser receives written notice of any Tax matter with respect to a Purchased Entity that could affect Sellers, or Sellers receive written notice of any Tax matter with respect to a Purchased Entity that could affect Purchaser, the party receiving such written notice shall notify in writing the potentially affected party within five Business Days after receipt of such notice. The failure of any party to give the notice required by this SECTION 7.7(F) shall not impair that party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged or prejudiced thereby.

                  (g) COOPERATION. After the Closing, Sellers and Purchaser shall, each at its own expense, cooperate with each other and with each other's agents, including accounting firms and legal counsel, in connection with the preparation or audit of any Return, refund claim or Tax controversy matter with respect to any Purchased Entity or its activities. Such cooperation shall include making available any information, records and documents in their possession or under their control related to any Purchased Entity that is relevant to the preparation or audit of any Return, refund claim or Tax controversy matter with respect to any Purchased Entity or its activities. Any information provided or obtained under this paragraph shall be kept confidential, except as may otherwise be necessary in connection with the filing of a Return, refund claims, tax audits, tax claims or tax litigation or as required by law.

                  (h) RECORD RETENTION. Sellers and Purchaser shall retain and provide to each other upon reasonable request any records or other information (including accounting work papers) that is in their possession or readily obtainable and may be relevant to any Return, audit or examination, proceeding, or determination that affects any amount required to be shown on any Return of a Purchased Entity for any period. Without limiting the generality of the foregoing, Sellers and Purchaser shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Returns, supporting work papers, and other records or information that may be relevant to such Returns of a Purchased Entity and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

                  (i) TREATMENT OF PURCHASE. For federal income tax purposes, the parties agree that Purchaser shall treat the purchase of the Equity Interests as the purchase of the Assets of the Purchased Entities in accordance with Revenue Ruling 99-6 and other applicable authority, provided, however, that the Partnership Entities and Ice Ventures LLC remain in existence for non-income tax purposes.

                  (j) ALLOCATION OF PURCHASE PRICE. Within 75 days after the Closing Date, Purchaser will deliver to Sellers proposed SCHEDULE 7.7(J) (the "ALLOCATION SCHEDULE"), which shall set forth an allocation of the total amount of the consideration paid by Purchaser to Sellers in connection with the consummation of the transactions contemplated by this Agreement. The allocation shall take into account an appraisal prepared by a nationally recognized appraiser chosen by Purchaser. The costs and expenses of the appraisal shall be the responsibility of Purchaser. Sellers shall reasonably cooperate in providing information and assistance to any such appraiser. Within ten (10) Business Days after delivery of the Allocation Schedule by Purchaser to Sellers, Sellers will notify Purchaser in writing whether Sellers approve or disapprove the Allocation Schedule; provided, however, that Sellers will not disapprove the Allocation Schedule unless Sellers determine in their reasonable judgment that either the appraisal is not reasonably supportable or the allocation proposed by Purchaser on the Allocation Schedule is not reasonably consistent with the appraisal. Unless Sellers disapprove the Allocation Schedule pursuant to the immediately preceding sentence, the Allocation Schedule will be attached to and incorporated as part of this Agreement within 90 days after the Closing Date, and all parties to this Agreement shall prepare and file all applicable Returns in a manner consistent with the allocation set forth on the Allocation Schedule.

         7.8 NOTICE. Purchaser shall promptly notify Sellers, in writing, of the occurrence or existence of any event or circumstance of which Purchaser is aware and which would make the satisfaction of any condition in SECTION 8.2 impossible or unlikely.

         7.9 401(K) PLAN. As soon as reasonably possible after the Closing, Boca will prepare at its expense a 401(k) plan (the "NEW 401(K) PLAN") that has substantially similar provisions to the Boca Resorts, Inc. 401(k) Plan and will transfer by spinoff to the New 401(k) Plan the account balances under the Boca Resorts, Inc. 401(k) Plan for all employees of Hockey Club Inc. and Ice Ventures LLC who have, or are entitled to, account balances under such plan as of the Closing Date (the "TRANSFERRED PARTICIPANTS") and who continue employment with the Purchased Entities after the Closing Date. Purchaser agrees to become the plan sponsor for the New 401(k) Plan as soon as Purchaser has had the opportunity to review and approve such plan after the Closing. Boca hereby agrees for a period of six (6) years after the Closing to indemnify and hold Purchaser and the Purchased Entities harmless from any and all Losses which Purchaser is required to pay as a direct result of serving as the plan sponsor for the New 401(k) Plan provided such Losses are a result of the operation or administration of the Boca Resorts, Inc. 401(k) Plan for all periods prior to the Closing and for periods prior to the date that the New 401(k) Plan is assumed by Purchaser. This indemnity will not be subject to the provisions of
SECTION 10.2(D).

         7.10 RELEASE FROM SURETY BOND OBLIGATIONS. Purchaser shall cooperate with Boca and use its reasonable commercial efforts to cause Boca to receive an unconditional and absolute release, in form and substance acceptable to Boca in its reasonable discretion, from any and all obligations and liability under and in respect of: (i) that certain General Indemnity Agreement by and among Arena Operating Ltd., Arena Development Ltd., Boca and Great American Insurance Company and its Affiliates dated November 3, 2000 (the "INDEMNITY AGREEMENT"),
(ii) that certain Surety Bond number 1350664 issued by Arena Operating Ltd. and Arena Development Ltd., as principal, and Great American Insurance Company, as Surety, in the amount of $10,723,388, dated November 3, 2000 (the "SURETY BOND") and (iii) that certain Turnpike Sawgrass Arena Ramps/Right of Way Agreement dated August 12, 1997 by and among the State of Florida, Broward County, Arena Operating Ltd. and Arena Development Ltd. (the "TURNPIKE RAMP AGREEMENT"). In the event that such a release is not received by Boca, then, on or before the date which is six (6) months after the Closing Date, Purchaser shall post a letter of credit, surety bond or similar instrument in an amount that is sufficient to (a) secure the obligations secured by the Indemnity Agreement and Surety Bond or (b) satisfy the requirements of the Turnpike Ramp Agreement. Purchaser shall indemnify, defend and hold harmless Boca from and against any and all Losses it may incur from and after the Closing Date arising from the Indemnity Agreement, the Surety Bond or the Turnpike Ramp Agreement, including, without limitation, any fees and other reasonable costs and expenses Boca may incur in connection with any extension of the Surety Bond beyond its current expiration date which is necessitated by Purchaser's failure to secure the contemplated release of Boca from its obligations under the Surety Bond. Purchaser's obligations under this SECTION 7.10 shall be secured by a grant of a security interest in the Assets of each of the Purchased Entities. Purchaser covenants and agrees that it will not procure or cause to be issued any additional bonds which would be secured by Boca's obligations under the Indemnity Agreement. Purchaser further covenants and agrees that if and to the extent required under the terms of the Turnpike Ramp Agreement, it shall cause an appropriate assumption agreement to be executed and delivered in a form reasonably required by the State of Florida, which assumption agreement shall be subject to the provisions of SECTION 8.1(I) and 8.2(F) as if it were a Required Governmental Approval.



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

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         8.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the Closing is subject to the satisfaction, unless waived by Purchaser in writing, of each of the following conditions:

                  (a) Sellers shall have performed and complied in all material respects with all of the material terms, covenants and conditions of this Agreement to be performed and complied with by Sellers prior to or at Closing.

                  (b) All of the material representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date, except for those representations and warranties which are made as of a specific date, which shall be true and correct in all material respects as of such date.

                  (c) No temporary restraining order, preliminary or permanent injunction, stay, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority prohibiting the consummation transactions contemplated by the Agreement shall be in effect.

                  (d) No Material Adverse Effect shall have occurred.

                  (e) Sellers shall have delivered to Purchaser a certificate signed by an authorized officer stating that, as of the Closing Date, the conditions set forth in SECTIONS 8.1(A), (B), (C) AND (D) have been satisfied.

                  (f) Sellers shall have delivered to Purchaser an opinion of counsel to Sellers, in a form mutually agreeable to the parties.

                  (g) Sellers shall have delivered, or caused to be delivered, to Purchaser assignment documents in a form acceptable to Purchaser of all of Sellers' right, title, and interest in and to all Intellectual Property.

                  (h) Seller shall have delivered, or caused to be delivered, to Purchaser all documentation necessary or appropriate to convey all rights under all Permits issued to the Purchased Entities by any Governmental Authority, including without limitation Permits under Environmental Laws.

                  (i) All Required Governmental Approvals shall have been obtained without the imposition of any material conditions to which Purchaser does not consent, provided that Purchaser shall not unreasonably withhold its consent to any such conditions reasonably imposed by the applicable Governmental Authority. All such Required Governmental Approvals shall be in effect, all applicable waiting periods with respect to such Required Governmental Approvals shall have expired, and all conditions and requirements prescribed by Applicable Law or by such Required Governmental Approvals to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Governmental Approvals are in full force and effect as of the Closing. Notwithstanding the foregoing, in the event that the approval of the City of Coral Springs to the sale and transfer of the LLC Interests to Purchaser has not been obtained by the Drop Dead Date, and obtaining such approval is the only unsatisfied condition to Purchaser's obligation to close, then the parties agree that they will consummate the Closing with respect to the purchase and sale of all of the Equity Interests other than the LLC Interests, Purchaser shall retain $6.0 million of the Purchase Price, and they will consummate the

Closing (including Purchaser's payment of the retained $6.0 million) with respect to the purchase and sale of the LLC Interests upon receipt of the required approval of the City of Coral Springs, and such Closing shall be deemed to have occurred and shall be effective, for all financial, accounting and tax purposes, to the extent permitted by Applicable Law, as of June 30, 2001 or, if earlier, the Closing Date. Between the Closing Date and the date the purchase and sale of the LLC Interests is consummated, Sellers shall continue to be bound by the provisions of Articles VI and VII as they relate to Ice Ventures and Ice Ventures LLC.

                  (j) Except the consent of the NHL (which shall be governed by SECTION 8.1(K)), all Required Contractual Consents shall have been obtained without the imposition of any material conditions unacceptable to Purchaser in its reasonable discretion. All such Required Contractual Consents shall be effective, and all conditions and requirements prescribed by any such Required Contractual Consent to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Contractual Consents are in full force and effect as of the Closing Date.

                  (k) All required written consents of the NHL to the transfer of the Equity Interests contemplated by this Agreement shall have been obtained without the imposition of any material conditions unacceptable to Purchaser in its reasonable discretion. In no event shall Purchaser deem unacceptable a condition to such consent which satisfies the criteria set forth in SCHEDULE 8.1(K).

                  (l) If the filing of a Notification Form under the HSR Act is required, the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                  (m) Purchaser must have received current certificates of good standing from the applicable Secretary of State with regard to each of Sellers and each of the Purchased Entities.

                  (n) All material documents and other items required to be delivered under Article III shall have been delivered.

                  (o) Sellers shall have obtained (i) the full release and discharge of each Purchased Entity from any and all obligations and liabilities under the Indenture and all other documents arising or executed in connection with the Indenture, including, but not limited to, any pledge of the Equity Interests and any other equity interests of the Purchased Entities as security under the Indenture, any guaranty by any of the Purchased Entities, and any Lien upon the Purchased Entities, the Equity Interests or the assets of the Purchased Entities and (ii) UCC-3 termination statements evidencing the release of all Liens upon the Purchased Entities, the Equity Interests or the assets of the Purchased Entities arising under or in connection with the Chase Loan Agreement.

         8.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the Closing are subject to the satisfaction, unless waived by Sellers in writing, of each of the following conditions:

                  (a) Purchaser must have performed and complied in all material respects with all of the material terms, covenants, and conditions of this Agreement to be performed and complied with by Purchaser prior to or at Closing.

                  (b) The material representations and warranties of Purchaser contained in this Agreement must be true and correct in all material respects as of the Closing Date.

                  (c) No temporary restraining order, preliminary or permanent injunction, stay, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority prohibiting the consummation of transactions contemplated by this Agreement shall be in effect.

                  (d) Purchaser shall have delivered to Sellers an opinion of counsel to Purchaser substantially in a form mutually agreeable to the parties.

                  (e) Purchaser shall have delivered to Sellers a certificate signed by an authorized officer stating that, as of the Closing Date, the conditions set forth in SECTION 8.2(A), (B) AND (C) have been satisfied.

                  (f) All Required Governmental Approvals shall have been obtained. All Required Governmental Approvals shall have been obtained without the imposition of any material conditions to which Sellers do not consent, provided that Sellers shall not unreasonably withhold their consent to any such conditions reasonably imposed by the applicable Governmental Authority. All such Required Governmental Approvals shall be in effect, all applicable waiting periods with respect to such Required Governmental Approvals shall have expired, and all conditions and requirements prescribed by Applicable Law or by such Required Governmental Approvals to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Governmental Approvals are in full force and effect as of the Closing.

                  (g) None of the Required Contractual Consents delivered pursuant to SECTION 8.1(J) shall impose any material conditions unacceptable to Sellers in their reasonable discretion.

                  (h) The written consent of the NHL to the transfer of the Equity Interests contemplated by this Agreement shall have been obtained as required under SECTION 8.1(K) without the imposition on Sellers of any material conditions unacceptable to Sellers in their reasonable discretion. In no event will Sellers deem unacceptable a condition to such consent which is consistent with the terms of this Agreement.

                  (i) If the filing of a Notification Form under the HSR Act is required, the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                  (j) Sellers must have received a current Certificate of Good Standing from the Florida Secretary of State with regard to Purchaser.

                  (k) Purchaser shall have delivered the Note and related financing statements.

                  (l) All material documents and other items, including the Purchase Price, required to be delivered by or on behalf of Purchaser under
Article III shall have been delivered.

                                   ARTICLE IX

                                   TERMINATION

         9.1 MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Closing by the mutual written agreement of each Seller and Purchaser.

         9.2 DEFAULT BY SELLERS. This Agreement may be terminated by Purchaser prior to the Closing at any time following the expiration of 30 days from the date that Purchaser have given written notice to Sellers that any material representation or warranty of Sellers in this Agreement is not true and correct in all material respects or that there is a breach by any Seller with respect to



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

any material covenant or obligation of Sellers in this Agreement (including the Disclosure Schedules hereto), and such breach is not cured by the earlier of (a) 30 days after the above-referenced breach, or (b) the Drop Dead Date.

         9.3 DEFAULT BY PURCHASER. This Agreement may be terminated by Sellers prior to the Closing at any time following the expiration of 30 days from the date that Sellers have given written notice to Purchaser that any material representation or warranty of Purchaser in this Agreement is not true and correct in all material respects or that there is a breach by Purchaser with respect to any material covenant or obligation of Purchaser in this Agreement and such breach is not cured by the earlier of 30 days after the above-referenced breach or the Drop Dead Date.

         9.4 FAILURE TO CLOSE. This Agreement may be terminated by either Purchaser or Sellers if the Closing shall not have been consummated by the Drop Dead Date; provided, however, that neither Sellers nor Purchaser may terminate this Agreement pursuant to this SECTION 9.4 if the Closing shall not have been consummated within such time period by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement. The parties also agree that Purchaser shall be entitled, in addition to its right of termination provided in SECTIONS 9.2 AND 9.4, to the remedy of specific performance in the event that any Seller or Purchased Entity breaches this Agreement prior to Closing

         9.5 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article IX, this Agreement forthwith shall become void and of no further force or effect, and no party hereto shall have any liability or obligation hereunder, except that any such termination shall not affect (i) the provisions of SECTIONS 7.4 (Publicity), 7.5 (Confidentiality) and
7.6 (Costs and Expenses), all of which shall survive any such termination, and
(ii) the rights and remedies available to a party as a result of any willful breach of any provisions of this Agreement. Notwithstanding the foregoing, (x) if this Agreement is terminated by Purchaser pursuant to SECTION 9.2, Sellers shall be liable to Purchaser for all costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby and (y) if this Agreement is terminated by Sellers pursuant to SECTION 9.3, Sellers shall be entitled to receive all amounts in the Deposit Escrow as liquidated damages for Purchaser's breach of this Agreement and Sellers shall have the right to seek recovery of their respective damages arising from Purchaser's failure to close or breach of this Agreement up to a maximum of Five Million Dollars ($5,000,000.00) in addition to the Deposit Escrow.

         9.6 PARTNERS GUARANTEES. As security for Purchaser's obligations in excess of the amounts in the Deposit Escrow under clause (y) of the last sentence of SECTION 9.5, Purchaser shall deliver a pro rata guarantee of such excess obligations (the "PARTNER GUARANTEE") by each partner of Purchaser requested by Sellers. The Partner Guarantee shall be in the form of EXHIBIT C hereto.

                                   ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

         10.1 SURVIVAL. The covenants contained in this Agreement, the Transaction Documents or in any statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing, and no party may make a claim against a party for the breach of a covenant which by its terms has a limited duration following the date which is eighteen (18) months after the Closing Date. The representations and warranties under this Agreement or in any other Transaction Document, statement, certificate, schedule or Disclosure Schedule furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby shall survive until (a) the date which is eighteen (18)



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months following the Closing Date or (b) if there is an Extraordinary Seller
Transaction prior to the date which is eighteen (18) months following the Closing Date, the later of (i) the date which is twelve (12) months following the Closing Date or (ii) the date such Extraordinary Seller Transaction is consummated (the "SURVIVAL PERIOD") and no action or claim for Losses (as hereinafter defined) resulting from any breach of a representation or warranty shall be brought or made after the Survival Period.

         10.2 GENERAL INDEMNIFICATION.

                  (a) Each Seller shall jointly and severally indemnify and defend Purchaser and hold Purchaser harmless from and against all Losses that are incurred or suffered by Purchaser or any Purchased Entity in connection with or resulting from:

                           (i) any breach of any representation or warranty made
by any Seller in this Agreement or in any Transaction Documents furnished or to be furnished to Purchaser;

                           (ii) any breach of any covenant made by any Seller in
this Agreement or any Transaction Document furnished or to be furnished to Purchaser, whether such covenant requires performance prior to or after the Closing;

                           (iii) any liabilities of Sellers of any nature
whatsoever (other than liabilities for which Sellers are indemnified pursuant to SECTION 7.10), whenever arising;

                           (iv) the matters disclosed and specifically
identified on SCHEDULE10.2(A)(IV) (claims), which shall not be subject to the time limitations of SECTION 10.1 or to the provisions of SECTION 10.2(D); or

                           (v) the matters disclosed and specifically identified
on SCHEDULE 10.2(A)(V), which shall not be subject to the time limitations of
SECTION 10.1 or to the provisions of SECTION 10.2(D), and which shall be subject to the following additional provisions:

                                    (A) Regarding the Ciccarelli matter
described on SCHEDULE 10.2(A)(V), Sellers' indemnification obligation shall be limited to the sum of (1) 50% of the first $1,000,000 of Losses arising out of such matter plus (2) 100% of all Losses in excess of $1,000,000 arising out of such matter. Upon consummation of an Extraordinary Seller Transaction, if the Ciccarelli matter has not yet been finally adjudicated, Sellers shall deposit into escrow with the Escrow Agent, pursuant to a mutually agreeable escrow agreement, the amount of $500,000 which will be held in escrow until such time as the Ciccarelli matter is finally adjudicated and the Losses relating thereto are finally determined. If such Losses are less than or equal to $1,000,000, 50% of such Losses shall be paid by Sellers from the escrowed funds and the balance of the escrowed funds, if any, shall be paid to Sellers. If such Losses are greater than $1,000,000, $500,000 shall be paid by Sellers from the escrowed funds and the amount of Losses in excess of $1,000,000 shall be paid directly by Sellers.

                                    (B) Regarding the Centex Rooney matter
described on SCHEDULE 10.2(A)(V), Sellers' indemnification obligation shall be limited to the sum of (1) 50% of the first $250,000 of Losses arising out of such matter plus (2) 100% of all Losses in excess of $250,000 arising out of such matter. Upon consummation of an Extraordinary Seller Transaction, if the Centex Rooney matter has not yet been finally adjudicated, Sellers shall deposit into escrow with the Escrow Agent, pursuant to a mutually agreeable escrow agreement, the amount of $125,000 which will be held in escrow until such time as the Centex Rooney matter is finally adjudicated and the Losses relating thereto are finally determined. If such Losses are less than or equal to $250,000, 50% of such Losses shall be paid by Sellers from the escrowed funds and the balance of the escrowed funds, if any, shall be paid to Sellers. If such



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

Losses are greater than $250,000, $125,000 shall be paid by Sellers from the escrowed funds and the amount of Losses in excess of $250,000 shall be paid directly by Sellers.

                                    (C) The Ciccarelli and Centex Rooney matters
shall be handled by the parties in accordance with the provisions of SECTION 10.2(C).

                  (b) Following the Closing, Purchaser shall indemnify and defend Sellers and shall hold them harmless from and against all Losses that are incurred or suffered by any of them in connection with or resulting from:

                           (i) any misrepresentation or breach of any
representation or warranty made by Purchaser in this Agreement or in any Transaction Document furnished or to be furnished to Sellers;

                           (ii) any breach of any covenant made by Purchaser in
this Agreement or in any Transaction Document furnished or to be furnished to Sellers, whether such covenant requires performance prior to or after the Closing;

                           (iii) any liabilities of Purchaser of any nature
whatsoever (other than liabilities for which Purchaser is indemnified by Sellers pursuant to the terms of this Agreement) whenever arising and any liabilities of the Purchased Entities that arise and relate to periods after the Closing Date; or

                           (iv) any liabilities relating to the Ciccarelli and
Centex Rooney matters for which Purchaser is responsible pursuant to SECTION 10.2(A)(V).

                  (c) A party entitled to indemnification hereunder shall herein be referred to as an "INDEMNITEE." A party obligated to indemnify an Indemnitee hereunder shall herein be referred to as an "INDEMNITOR." As soon as is reasonably practicable, but in no event more than 30 days after an Indemnitee either (a) receives notice of any claim or the commencement of any action by any third party which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder or (b) sustains any Loss not involving a third-party claim or action which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall notify such Indemnitor in writing of such claim, action or Loss, as the case may be. Any such notification must be in writing, must state in reasonable detail the nature and basis of the claim, action or Loss and a reference to this Agreement and Section. Such notice must be accompanied by all available information and documentation supporting and verifying the actual or anticipated claim, action or Loss that may be subject to indemnification hereunder. In the event that any Indemnitee fails to provide the notice contemplated by this SECTION 10.2 to an Indemnitor in a timely fashion or fails to include all available information and documentation with such notice, the Indemnitor shall be relieved of its obligation to indemnify the Indemnitee to the extent, but only to the extent, that the Indemnitor has been actually prejudiced by the Indemnitee's failure to provide notice in the manner contemplated by this SECTION 10.2. Except as provided in this SECTION 10.2, Indemnitor shall have the right, using counsel reasonably acceptable to the Indemnitee, to contest, defend, litigate or settle any such third-party claim which involves (and continues to involve) solely monetary damages; PROVIDED that the Indemnitor shall have notified the Indemnitee in writing of its intention to do so within thirty (30) days of the Indemnitee having given notice of the third-party claim to the Indemnitor and; PROVIDED, FURTHER, that (1) the third-party claim does not, in the reasonable judgment of the Indemnitee, involve any actual or potential criminal proceeding, action, indictment, allegation or investigation of any officer or employee of the Indemnitee, AND



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

(2) the Indemnitor shall diligently contest the third-party claim (the conditions set forth in clauses (1) and (2) being collectively referred to as the "LITIGATION CONDITIONS"). The Indemnitee shall have the right to participate in, and to be represented by counsel (at its own cost and expense) in any such contest, defense, litigation or settlement conducted by the Indemnitor; PROVIDED, that the Indemnitee shall be entitled to treat as Losses the cost and expenses therefor if (x) the Indemnitor shall lose its right to contest, defend, litigate and settle the third-party claim or (y) the Indemnitee shall be advised in writing by reputable legal counsel that it may have defenses available to it which are inconsistent with or contrary to the defenses available to the Indemnitor in connection with the third party claim which advice is not unreasonably objected to by the Indemnitor. The Indemnitor shall not be entitled, or shall lose its right, to contest, defend, litigate and settle the third-party claim if the Indemnitee shall, in the exercise of reasonable judgment and in good faith, give written notice to the Indemnitor of any objection thereto based upon the Litigation Conditions which is not disputed by the Indemnitor.

                           (i) The Indemnitor, if it shall have assumed the
defense of any third-party claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such third-party claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed). The Indemnitor shall not, without the prior written consent of the Indemnitee, enter into any compromise or settlement which commits the Indemnitee to take, or to forbear to take, any action or which does not provide for a complete release by such third party of the Indemnitee. The Indemnitee shall have the sole and exclusive right to settle any third-party claim, on such terms and conditions as are reasonably appropriate, to the extent such third-party claim involves equitable or other non-monetary relief. All costs and expenses (including without limitation attorneys' fees) incurred by the Indemnitor in connection with the foregoing shall be paid by the Indemnitor.

                           (ii) If an Indemnitee is entitled to indemnification
against a third-party claim, and the Indemnitor fails to accept a tender of, or assume the defense of, a third-party claim pursuant to this SECTION 10.2, the Indemnitor shall not be entitled, or shall lose its right, to contest, defend, litigate and settle such a third-party claim, and the Indemnitee shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith, to contest, defend and litigate such third-party claim, and may settle such third-party claim either before or after the initiation of litigation, at such time and upon such terms as the Indemnitee deems fair and reasonable, PROVIDED that at least thirty (30) days prior to any such settlement, written notice of its intention to settle is given to the Indemnitor. If, pursuant to this SECTION 10.2, the Indemnitee so contests, defends, litigates or settles a third-party claim for which it is entitled to indemnification hereunder, the Indemnitee shall be entitled to treat as Losses the cost for the reasonable attorneys' fees and other expenses of contesting, defending, litigating and/or settling the third-party claim which are incurred from time to time.

                  (d) Notwithstanding the provisions of this SECTION 10.2, (other than SECTIONS 10.2(A)(IV) and (A)(V)) Sellers shall not be liable to Purchaser for any Losses in respect of SECTION 10.2 unless (i) the Losses therefrom resulting from any single inaccuracy of any representation or warranty or breach of any covenant are equal to or in excess of $25,000, and (ii) the Losses therefrom exceed $2,500,000, in the aggregate, (in which case, Sellers shall only be responsible for Losses in excess of such $2,500,000) and in no event shall Sellers be liable to Purchaser for Losses in excess of $30,000,000.

         10.3 INSURANCE. The amount due as indemnification with respect to any claim under this Article X shall take into account and shall be reduced by the amount of any insurance proceeds actually received by the Indemnitee under insurance policies maintained by Seller on or before the Closing Date or by Purchaser on or after the Closing Date or indemnification proceeds actually paid by any third party in respect of the subject matter of such claim (after deducting all attorneys' fees, expenses and other costs of recovery).

         10.4 EQUITABLE REMEDIES. The parties hereto expressly acknowledge that any damages or potential damages to Purchaser and Sellers resulting from any breach or threatened breach of any covenant or agreement contained in this Agreement may be intangible in whole or in part and incapable of being assessed



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a monetary value and could result in irreparable harm to the business of a
Purchased Entity and Purchaser. Accordingly, Purchaser shall be entitled to seek specific performance, and Sellers and Purchaser shall be entitled to injunctive relief and other equitable remedies in addition to the remedies provided herein.

         10.5 INTEREST ON LOSSES. The amount of any Losses for which any party is entitled to be indemnified by the other pursuant to the terms of this Article X shall bear interest from and after the date on which the same shall be finally determined to be a definite obligation of the Indemnitee by the party entitled to such indemnification until paid in full at a per annum rate of interest equal to the prime rate of interest published from time to time in THE WALL STREET JOURNAL, "Money Rates" or similar section (the "PRIME RATE").

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered, (b) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

                  If to Sellers:

                           Boca Resorts, Inc.
                           450 E. Las Olas Blvd., Suite 1500
                           Ft. Lauderdale, Florida  33301
                           Attention:  Richard C. Rochon
                           Telecopier No.: (954) 627-5070

                  with a copy to:

                           Akerman Senterfitt
                           SunTrust International Center
                           One Southeast 3rd Ave., 28th Floor
                           Miami, Florida  33131-1704
                           Attention:  Stephen K. Roddenberry, Esq.
                           Telecopier No.: (305) 374-5095

                  If to Purchaser:

                           Panthers Hockey LLLP
                           2915 Weston Road
                           Weston, Florida 33331
                           Attention:  Alan P. Cohen
                           Telecopier No.: (954) 217-4136



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

                  with a copy to:

                           Pepper Hamilton LLP
                           One Mellon Bank Center, 50th Floor
                           500 Grant Street
                           Pittsburgh, Pennsylvania  15219
                           Attention:  Charles M. Greenberg, Esq.
                           Telecopier No.  (412) 281-0717

         Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         11.2 AMENDMENTS; NO WAIVERS.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         11.3 SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, except that Purchaser may assign any or all of its rights hereunder to one or more Affiliates upon prior written notice to Sellers.

         11.4 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Florida.

         11.5 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

         11.6 ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement (including the Schedules and Exhibits referred to herein, which are hereby incorporated by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the



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parties with respect to the subject matter of this Agreement. Neither this
Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         11.7 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

         11.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity of enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         11.9 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein," "hereof," "hereunder," and words of similar import refer to the Agreement as a whole and not to a particular section. The words "include," "includes" and "including" shall be deemed followed by the phrase "without limitation."

         11.10 CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Each Seller and Purchaser acknowledges that a party and its Affiliates will suffer irreparable damage if the other party does not perform its obligations under this Agreement, and without limiting other rights or remedies to which a party may be entitled, agrees that with respect to such obligations, an injunction may be issued without the requirement of any bond or other security and enforcement may be obtained by a decree of specific performance.

         11.11 NO THIRD PARTY BENEFICIARIES. No Person other than Purchaser and Sellers shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

         11.12 CONTRACTS AND WAIVERS. Sellers hereby consent to, and waive all options and rights of first refusal they may have with respect to, the sale of the Equity Interests pursuant to this Agreement.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK



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




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or managers as of the day and year first above written.

Attest:                               PANTHERS HOCKEY LLLP

                                      BY:  PANTHERS HOCKEY LC, GENERAL PARTNER

By:_______________________            BY:______________________________________
                                      NAME:

                                      TITLE:____________________________________

Attest:                               BOCA RESORTS, INC.


                                      BY:______________________________________

By:_______________________            NAME:
                                      TITLE:____________________________________

Attest:                               FLORIDA PANTHERS HOCKEY CLUB, INC.


                                      BY:______________________________________

By:_______________________            NAME:
                                      TITLE:____________________________________

Attest:                               ARENA OPERATING COMPANY, INC.


                                      BY:______________________________________

By:_______________________            NAME:
                                      TITLE:____________________________________

Attest:                               ARENA DEVELOPMENT COMPANY, INC.


                                      BY:______________________________________

By:_______________________            NAME:
                                      TITLE:___________________________________




                                       59